                                    AGREEMENT

                                  by and among


                           SPEED RELEASE LOCK COMPANY,


                               MIXSON CORPORATION,

                                       AND

                               PPCT PRODUCTS, LLC











                          Dated as of November 30, 2000

                                       TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----
ARTICLE I.   THE MERGER AND THE PURCHASE.................................................1
     1.1  The Merger.....................................................................1
     1.2  The Purchase...................................................................2
     1.3  The Closing....................................................................2
     1.4  Owners Deliveries at Closing...................................................2
     1.5  Effective Time.................................................................2

ARTICLE II.  THE SURVIVING CORPORATION...................................................2
     2.1  Certificate of Incorporation...................................................2
     2.2  Bylaws.........................................................................2
     2.3  Directors......................................................................3
     2.4  Officers.......................................................................3
ARTICLE III. CONVERSION OF MIXSON COMMON STOCK AND PURCHASE OF PPCT INTERESTS............3
     3.1  Conversion of Mixson Common Stock..............................................3
     3.2  Purchase of PPCT Interests.....................................................3
     3.3  Exchange of Certificates.......................................................3
ARTICLE IV.  REPRESENTATIONS AND WARRANTIES..............................................4
     4.1  Representations and Warranties of Mixson and PPCT..............................4
             4.1.1  Authorization........................................................4
             4.1.2  Corporate Status.....................................................5
             4.1.3  Capitalization.......................................................5
             4.1.4  No Conflicts.........................................................6
             4.1.5  Financial Statements.................................................6
             4.1.6  Absence of Undisclosed Liabilities...................................7
             4.1.7  Taxes................................................................7
             4.1.8  Absence of Changes...................................................8
             4.1.9  Litigation..........................................................10
             4.1.10 Compliance with Laws; Governmental Approvals........................10
             4.1.11 Title to Assets.....................................................11
             4.1.12 Contracts...........................................................12
             4.1.13 Territorial Restrictions............................................13
             4.1.14 Inventories.........................................................13
             4.1.15 Bank Accounts.......................................................13
             4.1.16 Licenses............................................................13
             4.1.17 Intellectual Property...............................................14
             4.1.18 Insurance...........................................................15
             4.1.19 Environmental Matters...............................................15
             4.1.20 Employees and Labor Matters.........................................16
             4.1.21 Employee Benefit Plans and Related Matters..........................17


AGREEMENT - PAGE i
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             4.1.22  Brokers; Finders, etc..............................................19
             4.1.23  Disclosure.........................................................19
             4.1.24  Accounts Receivable................................................19
     4.2  Representations and Warranties of Speed Release...............................20
             4.2.1   Authorization......................................................20
             4.2.2   Corporate Status...................................................20
             4.2.3   Capitalization.....................................................20
             4.2.4   No Conflicts.......................................................21
             4.2.5   Financial Statements...............................................21
             4.2.6   Absence of Undisclosed Liabilities.................................22
             4.2.7   Taxes..............................................................22
             4.2.8   Absence of Changes.................................................23
             4.2.9   Litigation.........................................................24
             4.2.10  Compliance with Laws; Governmental Approvals.......................25
             4.2.11  Title to Assets....................................................25
             4.2.12  Contracts..........................................................26
             4.2.13  Territorial Restrictions...........................................27
             4.2.14  Inventories........................................................27
             4.2.15  Bank Accounts......................................................27
             4.2.16  Licenses...........................................................28
             4.2.17  Intellectual Property..............................................28
             4.2.18  Insurance..........................................................29
             4.2.19  Environmental Matters..............................................29
             4.2.20  Employees and Labor Matters........................................30
             4.2.21  Employee Benefit Plans and Related Matters.........................30
             4.2.22  Brokers; Finders, etc. ............................................32
             4.2.23  Validity of the Mixson Merger Shares...............................33
             4.2.24  Disclosure.........................................................33
             4.2.25  Accounts Receivable................................................33
     4.3  Representations and Warranties of the Owners..................................33

ARTICLE V.  COVENANTS...................................................................34
     5.1  Conduct of Business by Mixson and PPCT........................................34
     5.2  Conduct of Business by Speed Release..........................................36
     5.3  No Solicitation...............................................................38
     5.4  Access and Information; Cooperation for SEC Filings by Speed Release;
          Schedules.....................................................................39
     5.5  Public Announcements..........................................................40
     5.6  Vote or Consent on the Merger and the Purchase; Other Actions.................40
     5.7  Further Actions...............................................................40
     5.8  Further Assurances............................................................41
     5.9  Employee Benefits.............................................................41
     5.10 Registration Statement Matters................................................42
     5.11 Finder's Agreement............................................................42
     5.12 Collateral....................................................................43
     5.13 Collateral....................................................................43


AGREEMENT - PAGE ii
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ARTICLE VI.  CONDITIONS PRECEDENT.......................................................44
     6.1  Conditions to Obligations of Each Party.......................................44
             6.1.1  No Injunction, etc. ................................................44
     6.2  Conditions to Obligation of Speed Release.....................................44
             6.2.1  Representations; Performance........................................44
             6.2.2  Consents............................................................44
             6.2.3  No Material Adverse Effect..........................................45
             6.2.4  Investment Letters..................................................45
             6.2.5  Simultaneous Closing................................................45
             6.2.6  Disclosure Documents................................................45
             6.2.7  Condition to Purchase...............................................45
             6.3    Conditions to Obligations of Mixson and PPCT........................45
             6.3.1  Representations; Performance........................................45
             6.3.2  Consents............................................................45
             6.3.3  No Material Adverse Effect..........................................46
             6.3.4  Bedowitz Indebtedness...............................................46
             6.3.5  Bedowitz Agreements.................................................46
             6.3.6  Amendment; Split....................................................46

ARTICLE VII. TERMINATION................................................................46
     7.1  Termination...................................................................46
     7.2  Effect of Termination.........................................................47

ARTICLE VIII. MISCELLANEOUS.............................................................48
     8.1  Survival of Representations and Warranties, etc. .............................48
     8.2  Expenses......................................................................48
     8.3  Severability..................................................................48
     8.4  Notices.......................................................................48
     8.5  Miscellaneous.................................................................50
             8.5.1  Headings............................................................50
             8.5.2  Entire Agreement....................................................50
             8.5.3  Counterparts........................................................50
             8.5.4  Governing Law.......................................................50
             8.5.5  Arbitration.........................................................50
             8.5.6  Binding Effect......................................................51
             8.5.7  Assignment..........................................................51
             8.5.8  No Third-Party Beneficiaries........................................51
             8.5.9  Amendment; Waiver, etc. ............................................51
             8.5.10 Confidentiality.....................................................51


LIST OF EXHIBITS

Exhibit A - Promissory Note
Exhibit B - Investment Letter



AGREEMENT - PAGE iii

                                    AGREEMENT



         THIS AGREEMENT, dated as of November 30, 2000, by and among Speed Release Lock Company, a Delaware corporation ("Speed Release"), Mixson Corporation, a Florida corporation ("Mixson"), and PPCT Products, LLC, a Florida limited liability company ("PPCT").

                                    RECITALS


         AS, Speed Release and Mixson desire to effect a business combination under which Mixson will be merged with and into Speed Release and the holders of each class of common stock, $2.50 par value, of Mixson ("Mixson Common Stock") will receive shares of common stock, par value $0.001 per share, of Speed Release ("Speed Release Common Stock") in exchange for their shares of Mixson Common Stock (the "Merger");

         AS, Speed Release desires to purchase from Joseph Rotmil, Gerald O'Connell and Holster, LLC, a Delaware limited liability company (Joseph Rotmil, Gerald O'Connell and Holster, LLC are collectively referred to herein as the "Owners" and each individually as the "Owner"), and the Owners desire to sell to Speed Release all of the membership interests (the "PPCT Interests") in PPCT (the "Purchase");

         AS, the Boards of Directors of Speed Release and Mixson has each approved the Merger, and the Board of Directors of Speed Release and the Managing Member of PPCT each has approved the Purchase, upon the terms and subject to the conditions set forth herein;

         AS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         AS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the Purchase.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements made herein and of the mutual benefits to be derived hereby, and other good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I.
                           THE MERGER AND THE PURCHASE

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.4), Mixson will merge with and into Speed Release and the separate corporate existence of Mixson shall thereupon cease. Speed Release shall be the


AGREEMENT - PAGE 1
surviving corporation (the "Surviving Corporation") in the Merger. The Merger shall have the effects specified in Section 259 of the Delaware General Corporation Law (the "DGCL") and Section 607.1107 of the Florida 1989 Business Act (the "Florida Act").

         1.2 THE PURCHASE. Subject to the terms and conditions of this Agreement, at the Closing, the Owners will sell, convey, transfer and assign to Speed Release, and Speed Release will purchase from the Owners the PPCT Interests, which are owned by the Owners as set forth on SCHEDULE 4.1.3 to this Agreement.

         1.3 THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger and the Purchase (the "Closing") shall concurrently take place: (a) at the office of Arter & Hadden LLP, 1717 Main Street, Suite 4100, Dallas, Texas 75201, at 9:00 a.m., Central time, on the first business day following the day on which the last of the conditions to be fulfilled or waived set forth in Article 6 shall be fulfilled or waived in accordance herewith; or (b) at such other time, date or place as Speed Release and Mixson may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         1.4 OWNERS DELIVERIES AT CLOSING. At the Closing, the Owners shall deliver or cause to be delivered to Speed Release certificates representing all of the PPCT Interests registered in the name of the Owners assigned to Speed Release in form acceptable to counsel to Speed Release. Subsequent to the Closing, the Owners shall execute and deliver from time to time at the request of Speed Release all such further documents and instruments as, in the reasonable opinion of Speed Release's counsel, may be required in order to vest in Speed Release full and complete title to the PPCT Interests.

         1.5      EFFECTIVE TIME. If the conditions to the Merger set forth in
Article 6 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 7, the parties hereto shall cause Certificate of Merger meeting the requirements of Section 252 of the DGCL and Articles of Merger meeting the requirements of Section
607.1105 of the Florida Act to be properly executed and filed in accordance with such sections as soon as practicable after the Closing. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later time which the parties to this Agreement shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").


                                   ARTICLE II.
                            THE SURVIVING CORPORATION

         2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Speed Release in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law, except that the name of the Surviving Corporation shall change to "Mixson Corporation."

         2.2 BYLAWS. The Bylaws of Speed Release in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.


AGREEMENT - PAGE 2

         2.3 DIRECTORS. The directors of the Surviving Corporation as of the Effective Time shall be as set forth on SCHEDULE 2.3.

         2.4 OFFICERS. The officers of the Surviving Corporation as of the Effective Time shall be as set forth on SCHEDULE 2.4.


                                  ARTICLE III.
                        CONVERSION OF MIXSON COMMON STOCK
                         AND PURCHASE OF PPCT INTERESTS

         3.1      CONVERSION OF MIXSON COMMON STOCK.

                  (a) At the Effective Time, each share of Speed Release Common Stock outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one share of common stock of the Surviving Corporation.

                  (b) Subject to the provisions of Sections 3.1(d) and 3.3(d) hereof, at the Effective Time, each share of Mixson Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive 35,111.29 shares of Speed Release Common Stock (the "Mixson Merger Shares").

                  (c) As a result of the Merger and without any action on the part of the holder thereof, all shares of Mixson Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate (a "Mixson Certificate") representing any shares of Mixson Common Stock shall thereafter cease to have any rights with respect to such shares, except the right to receive upon the surrender of the Certificate, without interest, the Speed Release Common Stock and cash (in lieu of fractional shares) into which the shares represented by the Mixson Certificate have been converted in accordance with Sections 3.1(b) and 3.3(d) of this Agreement.

                  (d) Each share of Mixson Common Stock issued and held in Mixson's treasury at the Effective Time shall, by virtue of the Mixson Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

         3.2      PURCHASE OF PPCT INTERESTS.

         As consideration for the purchase of the PPCT Interests, Speed Release shall deliver to the Owners an aggregate of 2,910,214 shares of Speed Release Common Stock.

         3.3      EXCHANGE OF CERTIFICATES.

                  (a) At or after the Effective Time, each holder of the Mixson Certificates, upon the surrender of the Mixson Certificates to Speed Release and upon satisfaction of customary delivery requirements, shall be entitled to receive in exchange therefor the shares of Speed Release Common Stock and cash (in lieu of fractional shares) into which such shares of Mixson Common Stock have been converted as provided in Section 3.1 of this Agreement. The Mixson Certificate so surrendered shall be canceled. No interest will be paid or accrued on the value of any Speed Release Common Stock payable to holders of the Mixson Certificates. Until


AGREEMENT - PAGE 3
so surrendered, each Mixson Certificate shall be deemed for all purposes, other than as provided below with respect to the payment of dividends or other distributions, if any, in respect of Speed Release Common Stock, to represent the number of whole shares of Speed Release Common Stock and cash (in lieu of fractional shares) into which the shares of Mixson Common Stock theretofore represented thereby shall have been converted.

                  (b) Despite any other provisions of this Agreement, no dividends on Speed Release Common Stock shall be paid with respect to any shares of Mixson Common Stock represented by a Mixson Certificate until the Mixson Certificate is surrendered for exchange as provided in this Agreement. Subject to the effect of applicable laws, following surrender of any such Mixson Certificate, there shall be paid to the holders of the Mixson Certificates representing whole shares of Speed Release Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Speed Release Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Speed Release Common Stock, less the amount of any withholding taxes which may be required thereon.

                  (c) At or after the Effective Time, there shall be no transfers on the stock transfer books of Mixson of the shares of Mixson Common Stock which were outstanding immediately prior to the Effective Time.

                  (d) No fractional shares of Speed Release Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional shares of Speed Release Common Stock pursuant to Sections 3.1 hereof, cash adjustments will be paid to holders in respect of any fractional shares of Speed Release Common Stock that would otherwise be issuable, and the amount of the cash adjustment shall be equal to such fractional share multiplied by $2.50.


                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

         4.1 REPRESENTATIONS AND WARRANTIES OF MIXSON AND PPCT. Each of Mixson and PPCT represents and warrants to Speed Release as follows:

         4.1.1 AUTHORIZATION. Each of Mixson and PPCT has the requisite corporate power and authority to execute and deliver this Agreement and all agreements contemplated hereby (collectively, the "Transaction Agreements"), and, subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of 100% of the outstanding shares of Mixson Common Stock and 100% of the outstanding units of PPCT Interests (the "Requisite Approval"), to perform fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Mixson and PPCT of this Agreement and the other Transaction Agreements and, subject to obtaining the Requisite Approval, the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate or limited liability company, as applicable, action of Mixson and PPCT. Each of Mixson and PPCT has duly executed and delivered this Agreement and on the Closing Date Mixson and PPCT will have duly executed and delivered the


AGREEMENT - PAGE 4

Transaction Agreements to which they are parties. Subject to obtaining the Requisite Approval, this Agreement is, and on the Closing Date each of the Transaction Agreements will be, legal, valid and binding obligations of Mixson and PPCT, enforceable against each of them in accordance with their respective terms, except as may be limited by applicable bankruptcy and other laws regarding creditors' rights generally, and general principles of equity.

         4.1.2    CORPORATE STATUS.

                  (a) Mixson is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to carry on its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated. PPCT is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida, with full limited liability company power and authority to carry on its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

                  (b) Each of Mixson and PPCT is duly qualified or licensed to do business in the jurisdictions specified in SCHEDULE 4.1.2, which are the only jurisdictions in which the operation of its respective business or the character of the properties owned, leased or operated by it makes such qualification or licensing necessary.

                  (c) Prior to the date of this Agreement, Mixson has delivered to Speed Release complete and correct copies of its articles of incorporation and bylaws, and PPCT has delivered to Speed Release complete and correct copies of its articles of organization and operating agreement, each as amended and in effect on the date so delivered. Mixson is not in violation of any of the provisions of its articles of incorporation or bylaws, and PPCT is not in violation of its articles of organization and operating agreement. The minute books and other corporate records of Mixson, and the similar records of PPCT, contain a true and complete record of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders, the Board of Directors and committees of the Board of Directors of Mixson, and the managers and members of PPCT, as applicable. The stock transfer ledgers and other similar records of Mixson and PPCT currently reflect all record transfers prior to the execution of this Agreement in the capital stock of Mixson and the units of PPCT Interests.

         4.1.3    CAPITALIZATION.

                  (a) The authorized capital stock of Mixson consists solely of 4,000 shares of Mixson Common Stock, of which 200 shares are issued and outstanding and 3,800 shares are held in treasury. All issued and outstanding shares of Mixson Common Stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. SCHEDULE 4.1.3 sets forth the names and addresses of, and the number of shares of Mixson Common Stock held by, all holders of Mixson Common Stock, each of whom holds his shares free and clear of all liens, pledges, assessments, charges, security interests, claims or other encumbrances of any kind (each, a "Lien").

                  (b) There are 1,000 units of PPCT Interests issued and outstanding. All issued and outstanding units of PPCT Interests are duly authorized, validly issued, fully paid, non-


AGREEMENT - PAGE 5
assessable and free of preemptive rights. SCHEDULE 4.1.3 sets forth the names and addresses of, and the number of units of PPCT Interests held by, all holders of PPCT Interests, each of whom holds his units free and clear of all Liens.

                  (c) No subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating Mixson or PPCT, contingently or otherwise, to issue or sell, or cause to be issued or sold, any shares of Mixson Common Stock, units of PPCT Interests, or any securities convertible into or exchangeable for any such shares or units, are outstanding, and no authorization therefor has been given. There are no outstanding contractual or other rights or obligations to or of Mixson or PPCT to repurchase, redeem or otherwise acquire any outstanding shares of Mixson Common Stock or units of PPCT Interests.

                  (d) Neither Mixson nor PPCT owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

         4.1.4 NO CONFLICTS. The execution, delivery and performance by Mixson and PPCT of this Agreement and of the other Transaction Agreements to which they are parties, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a violation of or a default under (with or without the giving of notice or the lapse of time or both), create in any other person a right or claim of termination, amendment, modification, acceleration or cancellation of, or result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of Mixson or PPCT under, (i) any law, statute, ordinance, governmental rule or regulation (each, a "Law") applicable to Mixson, PPCT or any of their properties or assets, (ii) the articles of incorporation or bylaws of Mixson or the articles of organization or operating agreement of PPCT, or
(iii) except as set forth in SCHEDULE 4.1.4., any contract (whether written or oral), agreement, arrangement or other instrument (each, a "Contract") to which Mixson or PPCT is a party or by which Mixson or PPCT or any of the properties or assets of Mixson or PPCT may be bound or affected, except, in the case of clause (iii), for violations or defaults that, individually and in the aggregate, would not have a material adverse effect on its business, results of operations, condition (financial or otherwise) or prospects of Mixson or PPCT (a "Mixson or PPCT Material Adverse Effect") and would not materially impair the ability of Mixson or PPCT to perform its obligations hereunder or under the other Transaction Agreements to which they are parties. Except as specified in
SCHEDULE 4.1.4, no governmental approval or other approval or other consent of any party is required to be obtained or made by Mixson or PPCT in connection with the execution and delivery of this Agreement or the other Transaction Agreements or the consummation of the transactions contemplated hereby or thereby.

         4.1.5    FINANCIAL STATEMENTS.

                  (a) Prior to the date of this Agreement, Mixson and PPCT have delivered to Speed Release complete and correct copies of their (i) unaudited financial statements (collectively, the "Mixson and PPCT Unaudited Financial Statements") as, at and for the three month period ended July 31, 2000 (the "Balance Sheet Date") and (ii) audited financial statements (collectively, the "Mixson and PPCT Audited Financial Statements") as, at and for the years ended April 30, 2000, 1999, and 1998, including in each of clause (i) and (ii) the related


AGREEMENT - PAGE 6
statements of income, changes in shareholders' or owners' equity and changes in cash flows for the respective periods then ended and including in clause (ii) the related notes and schedules thereto and the report of its respective independent public accountants with respect thereto (the Mixson and PPCT Unaudited Financial Statements and the Mixson and PPCT Audited Financial Statements are collectively referred to herein as the "Mixson and PPCT Financial Statements").

                  (b) The Mixson and PPCT Financial Statements are complete and correct in all material respects, have been derived from the accounting books and records of Mixson and PPCT, and have been prepared in accordance with generally accepted accounting principles ("GAAP") throughout the periods indicated except that the Mixson and PPCT Unaudited Financial Statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments.

                  (c) The balance sheets included in the Mixson and PPCT Financial Statements present fairly the financial position of Mixson and PPCT as of the respective dates thereof, and the related statements of income, changes in shareholders' or owners' equity and changes in cash flows included in the Mixson and PPCT Financial Statements present fairly the result of operations, changes in shareholders' and owners' equity and changes in cash flows of Mixson and PPCT for the respective periods indicated.

         4.1.6 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Mixson nor PPCT has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (a) as set forth in SCHEDULE 4.1.6, (b) as and to the extent disclosed and adequately reserved against in its respective balance sheet as of the Balance Sheet Date (the "Mixson and PPCT Latest Balance Sheet") (excluding the notes thereto) and (c) for liabilities and obligations that (i) were incurred after the Balance Sheet Date, in the ordinary course of business consistent with prior practice and (ii) individually and in the aggregate are not material to Mixson or PPCT and have not had or resulted in, and will not have or result in, a Mixson or PPCT Material Adverse Effect.

         4.1.7    TAXES.

                  (a) All federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, stamp, occupation, customer duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative, add-on minimum taxes, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto (each, the "Tax" and collectively, the "Taxes") that are or may be required to be paid, collected or withheld by or with respect to Mixson or PPCT or any of their assets or properties on or before the Closing Date or that are chargeable as a Lien on any assets or properties of Mixson or PPCT have been timely paid or collected or withheld and remitted to the appropriate taxing or other governmental authorities, except (i) the Taxes set forth on SCHEDULE 4.1.7; (ii) the Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto have been established and are being maintained in accordance with GAAP; and (iii) the Taxes that are not yet due and payable and are adequately reserved in the Mixson and PPCT Latest Balance Sheet, as applicable, or have arisen in the ordinary course of business since the Balance Sheet Date and before the Closing Date.


AGREEMENT - PAGE 7

                  (b) Except as set forth on SCHEDULE 4.1.7 and without limiting the representation made in Section 4.1.7(a), all federal, state, local and foreign tax returns that are or may be required to be filed by or with respect to Mixson or PPCT, or any of their assets or properties, on or before the Closing Date have been timely filed with the appropriate taxing or other governmental authorities and have reflected only such positions on such tax returns as were believed in good faith by the person preparing each such tax return and the person on whose behalf each such tax return was filed to be supported under then prevailing Law. All Taxes shown to be due on each such tax return have been paid.

                  (c) Except as set forth on SCHEDULE 4.1.7, neither Mixson nor PPCT (i) has received any written notice of deficiency or assessment from any taxing or other governmental authority with respect to Taxes; (ii) is currently under, or has received notice of commencement of, any audit by any taxing or other governmental authority concerning the Taxes; or (iii) has executed any waiver of the statute of limitations with respect to any taxable period.

                  (d) Except as set forth on SCHEDULE 4.1.7, (i) no written ruling (as such term is used in the Code) has been received from, and no closing or other similar agreement has been executed with, any taxing or other governmental authority that will be binding upon Mixson or PPCT or any of their assets or properties after the Closing and (ii) no power of attorney has been given by or with respect to Mixson or PPCT to any person with respect to the Taxes that will be binding upon Mixson, PPCT or the Surviving Corporation.

         4.1.8 ABSENCE OF CHANGES. Except as set forth in SCHEDULE 4.1.8, since the Balance Sheet Date, each of Mixson and PPCT has conducted its business only in the ordinary course consistent with prior practice and has not:

                  (a) suffered any Mixson or PPCT Material Adverse Effect;

                  (b) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock or membership interests, or otherwise purchased or redeemed, directly or indirectly, any shares of its capital stock or membership interests;

                  (c) issued or sold any shares of its capital stock or membership interests, or any securities convertible into or exchangeable for any such shares or membership interests, or issued, sold, granted or entered into any subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind, contingent or otherwise, to purchase or otherwise acquire any such shares or membership interests, or any securities convertible into or exchangeable for any such shares or membership interests;

                  (d) incurred any indebtedness for borrowed money, issued or sold any debt securities or prepaid any debt (including, without limitation, any borrowings from or prepayments to any shareholder or member), except for borrowings and prepayments in the ordinary course of business;

                  (e) mortgaged, pledged or otherwise subjected to any Lien, any of its properties or assets, tangible or intangible, except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected in the Mixson and PPCT Latest Balance Sheet; (ii) Liens filed of record; (iii) Liens for taxes accrued but not yet payable; (iv) Liens arising as a


AGREEMENT - PAGE 8
matter of law in the ordinary course of business with respect to obligations incurred after the Balance Sheet Date; PROVIDED that the obligations secured by such Liens are not delinquent or are being contested in good faith; (v) such imperfections of title and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of any of such properties or assets or the pending sale of any of such owned properties or assets; and (vi) capital leases, if any, with third parties for fair and adequate consideration (collectively, "Permitted Liens");

                  (f) forgiven, canceled, compromised, waived or released any debts, claims or rights, except for debts of, or claims and rights against, persons other than any shareholder or member that have been forgiven, canceled, compromised, waived or released in the ordinary course of business;

                  (g) paid or committed to pay any bonus, other incentive compensation, change in control or similar compensation to any officer, director, employee, manager, shareholder, member or affiliate, or granted or committed to grant to any officer, director, employee, manager, shareholder, member or affiliate any other increase in, or additional, compensation in any form;

                  (h) entered into, instituted, adopted or amended or committed to enter into, institute, adopt or amend any employment, consulting, retention, change-in-control, collective bargaining, bonus or other incentive compensation, profit-sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other employment, compensation or benefit plan, policy, agreement, trust, fund or arrangement in respect of or for the benefit of any officer, director, employee, manager, shareholder, member or affiliate;

                  (i) encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or had any material adverse change in its relations with its employees, agents, customers or suppliers;

                  (j) amended either of its articles of incorporation or articles of organization, its bylaws or operating agreement;

                  (k) changed in any respect its accounting practices, policies or principles;

                  (l) incurred, assumed, guaranteed or otherwise become directly or indirectly liable with respect to any liability or obligation in excess of $10,000 in each case or $25,000 in the aggregate at any one time outstanding (whether absolute, accrued, contingent or otherwise and whether direct or indirect, or as guarantor or otherwise with respect to any liability or obligation of any other person) other than agreements for purchases of goods or services in the ordinary course of business;

                  (m) sold any assets with a value in excess of $10,000 in each case or $25,000 in the aggregate, other than inventory in the ordinary course of business;

                  (n) received any notice of termination of any Contract which, in any case or in the aggregate, would have or result in a Mixson or PPCT Material Adverse Effect;


AGREEMENT - PAGE 9

                  (o) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign patents, copyrights, trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, inventions, trade secrets, industrial models, formulas, processes, designs, confidential and technical information, manufacturing, engineering and technical drawings, product specifications, know-how, and intellectual property rights to or similar to and registrations and applications for registration relating to any of the foregoing ("Intellectual Property"), or modified any existing rights with respect thereto;

                  (p) suffered any damage, destruction or loss (whether or not covered by insurance), or any employment-related problem, that, individually or in the aggregate, would have or result in a Mixson or PPCT Material Adverse Effect;

                  (q) made any capital expenditures or capital additions or improvements in excess of an aggregate of $25,000;

                  (r) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body involving amounts in excess of $25,000;

                  (s) entered into any transaction, Contract or commitment other than in the ordinary course of business, or paid or agreed to pay any legal, accounting, brokerage or finder's fees, taxes or other expenses in connection with, or incurred any severance pay obligations by reason of, this Agreement, the other Transaction Agreements or the transactions contemplated hereby or thereby; or

                  (t) taken any action or omitted to take any action that would result in the occurrence of any of the foregoing.

         4.1.9 LITIGATION. Except as set forth in SCHEDULE 4.1.9, there is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of Mixson or PPCT, threatened against or relating to Mixson or PPCT, or against or relating to the transactions contemplated by this Agreement or the other Transaction Agreements, and neither Mixson nor PPCT knows or has reason to be aware of any basis for the same.

         4.1.10   COMPLIANCE WITH LAWS; GOVERNMENTAL APPROVALS.

                  (a) Except as disclosed in SCHEDULE 4.1.10(a), neither Mixson nor PPCT is, and since January 1, 1997, neither Mixson nor PPCT has been, in violation of or default under any Law applicable to it or any of its properties or business, except for any such violations or defaults that, individually and in the aggregate, have not had and will not have a Mixson or PPCT Material Adverse Effect. Neither Mixson nor PPCT has received any notice alleging any such violation or default.

                  (b) Except as disclosed in SCHEDULE 4.1.10(b), all material governmental approvals necessary for the conduct of the business and operations of Mixson and PPCT have been duly obtained and are in full force and effect. As of the date hereof, there are no


AGREEMENT - PAGE 10
proceedings pending or, to the knowledge of Mixson or PPCT, threatened that could result in the revocation, cancellation or suspension, or any materially adverse modification, of any such governmental approval, and the execution and delivery of this Agreement and the other Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such revocation, cancellation, suspension or modification.

         4.1.11   TITLE TO ASSETS.

                  (a) On the Balance Sheet Date, each of Mixson and PPCT had and, except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, as of the date of this Agreement, has good and merchantable title to all real property and all other material properties and assets reflected on its respective Latest Balance Sheet, and has good and merchantable title to all real property and all other material properties and assets acquired since such date, in each case free and clear of all Liens except for Permitted Liens. Each of Mixson and PPCT owns, or has valid leasehold interests in or license to, all material properties and assets used in the conduct of its business as now conducted. Each of Mixson and PPCT has adequate rights of ingress and egress with respect to its real property and all buildings, structures, facilities, fixtures and other improvements thereon. Each of Mixson and PPCT has delivered or made available to Speed Release prior to the date of this Agreement copies of the deeds and other instruments (as recorded) by which Mixson and PPCT acquired such real property, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Mixson or PPCT relating to such real property.

                  (b) With respect to each lease of any real property or a material amount of personal property to which Mixson or PPCT is a party, (i) such lease is a legal, valid and binding agreement, is in full force and effect and is enforceable in accordance with its terms; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid;
(iii) there exists no default, or event, occurrence, condition or act, which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and
(iv) the execution and delivery of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby will not constitute a breach under, or cause a termination of, such lease.

                  (c) Neither Mixson nor PPCT has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets; or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

                  (d) None of Mixson's or PPCT's real property, buildings, structures, facilities, fixtures or other improvements, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable Law in any material respect.

                  (e) The improvements on Mixson's and PPCT's real property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and there are no condemnation or appropriation proceedings pending or, to the knowledge of Mixson or PPCT, threatened against any of such real property or the improvements thereon. There is no writ, injunction, decree, order or judgment outstanding, nor any action, claim, suit or proceeding,


AGREEMENT - PAGE 11
pending or, to the knowledge of Mixson or PPCT, threatened, relating to the ownership, lease, use, occupancy or operation of any such real property or the improvements thereon.

         4.1.12   CONTRACTS.

                  (a) SCHEDULE 4.1.12(a) contains a complete and correct list of all Contracts of the types described below (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been made available to Speed Release prior to the date of this Agreement), to which Mixson or PPCT is a party or by which any of its assets or properties is bound:

                           (i) leases, licenses, and other material Contracts
concerning or relating to real property;

                           (ii) written or oral employment Contracts for
officers, directors, management or key personnel, consulting, agency, collective bargaining or other similar Contracts and agreements under which current or future obligations exist relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers, agents, independent contractors or consultants, in each case that are not cancelable on notice of 30 days or less and do not require payments in the event of termination;

                           (iii) loan agreements, indentures, letters of credit,
mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, and other agreements and instruments effecting, evidencing or securing the borrowing of money or obtaining of or extension of credit (other than ordinary trade credit);

                           (iv) brokerage or finder's agreements;

                           (v) joint venture, partnership and similar Contracts
involving a sharing of profits or expenses;

                           (vi) asset purchase agreements and other acquisition
or divestiture agreements (other than agreements for sales of inventory in the ordinary course of business) and any agreements relating to the sale, lease or disposal of any capital assets in the amount of $10,000 or more;

                           (vii) other Contracts with respect to which the
aggregate amount that could reasonably be expected to be paid or received thereunder in the future exceeds $10,000 per annum or $25,000 in the aggregate;

                           (viii) Contracts between or among Mixson and PPCT, or
between or among Mixson or PPCT, on the one hand, and any officer, director or affiliate of Mixson or PPCT, or any shareholder or member, on the other hand; and

                           (ix) any other Contracts, agreements or commitments
that are material to Mixson or PPCT or their respective businesses.


AGREEMENT - PAGE 12

                  (b) All Contracts to which Mixson or PPCT are parties are in full force and effect and enforceable against Mixson or PPCT, as applicable, and, to the knowledge of Mixson and PPCT, against each other party thereto. There does not exist under any Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of Mixson or PPCT or, to the knowledge of Mixson and PPCT, any other party thereto except as set forth in SCHEDULE 4.1.12(b) and except for such events or conditions that, individually and in the aggregate, (i) have not had or resulted in, and will not have or result in, a Mixson or PPCT Material Adverse Effect and (ii) have not and will not materially impair the ability of Mixson and PPCT to perform their obligations hereunder or under the other Transaction Agreements to which they are parties. Except as set forth in SCHEDULE 4.1.12(b), no consent of any third party is required under any Contract as a result of or in connection with, and the enforceability of any Contract will not be affected in any manner by, the execution, delivery and performance of this Agreement or any of the other Transaction Agreements or the consummation of the transactions contemplated hereby or thereby.

         4.1.13   TERRITORIAL RESTRICTIONS. Except as otherwise described on
SCHEDULE 4.1.13, neither Mixson nor PPCT is restricted by any Contract, agreement or understanding with any other person from carrying on its business anywhere in the world.

         4.1.14 INVENTORIES. Except for excess and obsolete inventory for which reserves have been established on the Mixson and PPCT Latest Balance
Sheet: (a) all of the inventories of Mixson and PPCT consisting of raw materials, supplies, work in process, finished products, spare parts, and replacement and component parts are of good, usable and merchantable quality in all material respects and, except as set forth on SCHEDULE 4.1.14, do not include excess, obsolete or discontinued items; (b) all of the inventories are of such quality as to meet the quality control standards of Mixson and PPCT, and any applicable governmental quality control standards; (c) all of the inventories that are finished goods are saleable as current inventories at the current prices thereof in the ordinary course of business; and (d) all of the inventories are recorded on the books of Mixson and PPCT at the lower of cost or market value determined in accordance with GAAP.

         4.1.15 BANK ACCOUNTS. SCHEDULE 4.1.15 sets forth a complete and correct list containing the names of each bank or other financial institution in which Mixson and PPCT has an account or safe deposit or lock box, the account or box number, as the case may be, and the name of every person authorized to draw thereon or having access thereto.

         4.1.16 LICENSES. Each of Mixson and PPCT has all necessary licenses, permits, approvals, registrations and similar consents and authorizations (collectively, the "Licenses") required to lawfully conduct its business as presently conducted, including but not limited to all material Licenses required for each of Mixson and PPCT to operate as it currently operates and in accordance with all applicable Laws or orders or permits of any governmental authority, and (a) each such License is valid, binding and in full force and effect, (b) no such License is subject to revocation or forfeiture by virtue of any existing circumstance, (c) no pending or, to the knowledge of Mixson or PPCT, threatened proceeding to modify in any material respect or revoke any License exists, (d) no such License is subject to any outstanding order, decree, judgment, stipulation, or investigation known to Mixson or PPCT that would materially affect


AGREEMENT - PAGE 13
such License, and (e) neither Mixson nor PPCT is, and neither Mixson nor PPCT has received any notice that Mixson or PPCT is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

         4.1.17   INTELLECTUAL PROPERTY.

                  (a) TITLE. SCHEDULE 4.1.17(a)(i) contains a complete and correct list of all Intellectual Property that is owned by Mixson and PPCT, other than Intellectual Property that is both not registered or subject to application for registration and not material to the business of Mixson or PPCT. All Intellectual Property related to, used in, held for use in connection with, or necessary for the conduct of, or otherwise material to, the business of Mixson and PPCT (the "Mixson and PPCT Intellectual Property Assets") are owned by Mixson and PPCT, except as disclosed on SCHEDULE 4.1.17(a)(ii).

                  (b) NO INFRINGEMENT. To the knowledge of Mixson and PPCT, the conduct of its respective business by Mixson and PPCT does not infringe or otherwise conflict with any rights of any person in respect of any Intellectual Property. To the knowledge of Mixson and PPCT, none of the Mixson and PPCT Intellectual Property Assets is being infringed.

                  (c) LICENSING ARRANGEMENTS. SCHEDULE 4.1.17(c)(i) sets forth all Contracts, agreements or arrangements pursuant to which Mixson or PPCT has licensed any Mixson and PPCT Intellectual Property Assets to, or the use of any Mixson and PPCT Intellectual Property Assets is otherwise permitted (through non-assertion, settlement or similar agreements or otherwise) by, any other person. SCHEDULE 4.1.17(c)(ii) sets forth all Contracts, agreements or arrangements pursuant to which Mixson or PPCT has had Intellectual Property primarily related to, used in, held for use primarily in connection with, or necessary for the conduct of or otherwise material to its business licensed to it, or has otherwise been permitted to use such Intellectual Property (through non-assertion, settlement or similar agreements or otherwise) (other than off-the-shelf commercially available software). All of the Contracts, agreements or arrangements that are or should be set forth on SCHEDULES 4.1.17(c)(i) AND (ii) (the "Mixson and PPCT Intellectual Property Licenses")
(x) are in full force and effect in accordance with their terms and no default exists thereunder by Mixson or PPCT, or, to the knowledge of Mixson or PPCT, by any other party thereto, (y) are free and clear of all Liens, and (z) do not contain any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements. Mixson and PPCT have made available to Speed Release prior to the date of this Agreement true and complete copies of all Mixson and PPCT Intellectual Property Licenses (including amendments, supplements, renewals, waivers and other modifications) set forth on SCHEDULE 4.1.17(c)(i) AND (ii). All royalties, license fees, charges and other amounts payable by, on behalf of, to, or for the account of Mixson or PPCT in respect of any Mixson and PPCT Intellectual Property Assets are set forth on SCHEDULES 4.1.17(c)(i) AND (ii) and are reflected in the Mixson and PPCT Financial Statements.

                  (d) NO INTELLECTUAL PROPERTY LITIGATION. Except as set forth in SCHEDULE 4.1.17(d), no claim or demand of any person has been made nor is there any proceeding that is pending, or to the knowledge of Mixson or PPCT, threatened, which (i) challenges the rights of Mixson or PPCT in respect of any Mixson and PPCT Intellectual Property Assets, (ii) asserts that Mixson or PPCT is infringing or otherwise in conflict with, or is, except as set forth in SCHEDULE


AGREEMENT - PAGE 14

4.1.17(c)(ii), required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or (iii) claims that any default exists under any Contract, agreement or arrangement listed on SCHEDULE 4.1.17(c)(i) OR (ii). Except as set forth in SCHEDULE 4.1.17(d), none of the Mixson and PPCT Intellectual Property Assets is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency, or has been the subject of any litigation within the last five years, whether or not resolved in favor of Mixson or PPCT.

         4.1.18 INSURANCE. SCHEDULE 4.1.18 contains a complete and correct list of all insurance policies maintained by Mixson and PPCT. Mixson and PPCT have made available to Speed Release prior to the date of this Agreement complete and correct copies of all such policies, together with all riders and amendments thereto. Such policies are in full force and effect, all premiums due thereon have been paid and neither Mixson nor PPCT has received notice of a material premium increase or cancellation with respect to such policies or of any default thereunder. Each of Mixson and PPCT has complied in all material respects with the terms and provisions of such policies. Within the past two years, neither Mixson nor PPCT has been refused any basic insurance coverage applied for, and neither Mixson nor PPCT has any reason to believe that its existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions standard in the market at the time renewal is sought.

         4.1.19   ENVIRONMENTAL MATTERS.

                  (a) (i) each of Mixson and PPCT has obtained all Licenses that are required to be obtained by it in connection with the operation of its business and ownership of its properties (collectively, the "Mixson and PPCT Subject Properties") under any applicable Environmental Law Requirements (as hereinafter defined), except where failure to obtain such Licenses would not have a Mixson or PPCT Material Adverse Effect;

                           (ii) each of Mixson and PPCT is in compliance in all
respects with all terms and conditions of such Licenses and with all applicable Environmental Law Requirements, except where the failure to so comply would not have a Mixson or PPCT Material Adverse Effect;

                           (iii) there are no past or present events,
conditions, circumstances, activities or plans, in each case by or relating in any manner to Mixson or PPCT or their use of the Mixson and PPCT Subject Properties, that did or would violate or prevent compliance or continued compliance with any Environmental Law Requirements or give rise to any Environmental Liability (as hereinafter defined), except for such matters as would not have a Mixson or PPCT Material Adverse Effect;

                           (iv) there is no civil, criminal or administrative
action, suit, demand, claim, order, judgment, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or, to the knowledge of Mixson or PPCT, threatened by any person against Mixson or PPCT or any prior owner of any of the Mixson and PPCT Subject Properties, and relating in any way to any Environmental Law Requirement or seeking to impose any


AGREEMENT - PAGE 15

Environmental Liability, except for such matters as would not have a Mixson or PPCT Material Adverse Effect;

                           (v) no hazardous material generated by Mixson or
PPCT has been recycled, treated, stored, disposed of or released by Mixson or PPCT at any location;

                           (vi) no oral or written notification of a release of
a hazardous material has been filed by or on behalf of Mixson or PPCT, and no site or facility now or previously owned, operated or leased by Mixson or PPCT is listed or proposed for listing on any federal, state or local list of sites requiring investigation or clean-up; and

                           (vii) there have been no environmental
investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, Mixson or PPCT in relation to any site or facility now or previously owned, operated or leased by Mixson or PPCT which have not been delivered to Speed Release prior to the execution of this Agreement.

                  (b) "Environmental Law Requirement" means any Law, ordinance, rule, regulation, notice, plan or demand letter relating to pollution or protection of human health, safety or the environment, including those relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, surface water, groundwater, soil, wetlands, subsurface strata or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                  (c) "Environmental Liability" means (i) any liability or obligation arising under any Environmental Law Requirement that has resulted in or is reasonably likely to result in a Mixson or PPCT Material Adverse Effect, or (ii) any liability or obligation under any other current theory of law or equity (including without limitation, any liability for personal injury, property damage or remediation) that results from, or is based upon or related to, the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste, which liability or obligation has resulted in or is reasonably likely to result in a Mixson or PPCT Material Adverse Effect.

         4.1.20 EMPLOYEES AND LABOR MATTERS. Except as set forth in SCHEDULE 4.1.20, neither Mixson nor PPCT is a party to or bound by any collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees of Mixson or PPCT. Since January 1, 1997, there has not occurred or been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of Mixson or PPCT, and since such date, each of Mixson and PPCT has complied in all material respects with all applicable Laws relating to the employment of labor, including without limitation those relating to wages, hours, occupational safety and health and collective bargaining. There are no material labor disputes currently subject to any grievance procedure, arbitration or litigation and there is


AGREEMENT - PAGE 16
no representation petition pending or threatened with respect to any employee of Mixson or PPCT. Neither Mixson nor PPCT has received any written notice of, or is otherwise aware of, any federal, foreign, state or local administrative proceeding (excluding workers compensation proceedings or except as set forth in SCHEDULE 4.1.20) pending or, to the knowledge of Mixson or PPCT, threatened with respect to any employee of Mixson or PPCT. There is no unfair labor practice, sex, age, race or other discrimination or labor arbitration proceeding pending or, to the knowledge of Mixson or PPCT, threatened against Mixson or PPCT.

         4.1.21   EMPLOYEE BENEFIT PLANS AND RELATED MATTERS.

                  (a)      EMPLOYEE BENEFIT PLANS.

                           (i) SCHEDULE 4.1.21(a) sets forth a true and
complete list of each plan, fund or program that provides for its participants or their beneficiaries, through the purchase of insurance or otherwise, medical, surgical, or hospital care or benefits, or benefits in the event of sickness, accident, disability, death or unemployment, or vacation benefits, apprenticeship or other training programs, or day care centers, scholarship funds, prepaid legal services, or supplemental income benefits for transferred employees, or retirement income, or results in a deferral of income by employees for periods extending to the termination of covered employment or beyond, regardless of the method of calculating the contributions made to any such plan, fund or program, or the method of calculating the benefits under any such plan, fund or program or the method of distributing benefits from any such plan, fund or program, and each bonus, incentive or deferred compensation, severance, termination, retention, change in control, stock option or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement or policy, in any such case, whether written or unwritten (in each case that applies to more than one person), that
(x) provides or may provide benefits or compensation in respect of any employee or former employee employed or formerly employed by Mixson or PPCT or the beneficiary or dependent of any such employee or former employee (such employees, former employees, beneficiaries and dependents collectively, the "Mixson or PPCT Employees") or under which any Mixson or PPCT Employee is or may become eligible to participate or derive a benefit and (y) is or has been entered into, maintained or established by Mixson or PPCT, or to which Mixson or PPCT contributes or is or has been obligated or required to contribute or otherwise with respect to which Mixson or PPCT may have any liability (collectively, the "Mixson and PPCT Plans").

                           (ii) With respect to each Mixson and PPCT Plan,
Mixson and PPCT have made available to Speed Release prior to the date of this Agreement, complete and correct copies of: all written Mixson and PPCT Plans; descriptions of all unwritten Mixson and PPCT Plans; all trust agreements, insurance contracts or other funding arrangements; the two most recent actuarial reports prepared for any Mixson and PPCT Plan that is a defined benefit plan and for which actuarial reports are prepared; the two most recent annual and similar reports filed with any governmental authority, including all schedules thereto and all reports attached thereto; the most recent Internal Revenue Service ("IRS") determination letter issued in respect of any Mixson and PPCT Plan; current summary plan descriptions and other explanatory literature or announcements provided to Mixson or PPCT Employees; all material communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation or the Department of Labor in respect of any Mixson and PPCT Plan during the preceding two years; statements or other


AGREEMENT - PAGE 17
communications regarding withdrawal or other multi-employer plan liabilities in respect of any Mixson and PPCT Plan which is a "multi-employer plan" (as defined in Sections 3(37) and 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), if any; and all amendments and modifications to any such document. Except as disclosed in SCHEDULE 4.1.21(a), neither Mixson nor PPCT has communicated to any Mixson or PPCT Employee any intention or commitment to modify any of the Mixson and PPCT Plans or to establish or implement any other employee or retiree benefit or compensation arrangement.

                  (b) QUALIFICATION. Each Mixson and PPCT Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code, and, to the knowledge of Mixson and PPCT, nothing has occurred since the date of such determination letter that could adversely affect such qualification or tax-exempt status.

                  (c)      COMPLIANCE; LIABILITY.

                           (i) No Mixson and PPCT Plan covered by Title IV of
the ERISA or Section 412 of the Code is now, or ever was, to the knowledge of Mixson or PPCT, maintained by Mixson or PPCT or any predecessor of either of them. None of the Mixson and PPCT Plans nor Mixson nor PPCT has incurred any liability or penalty under Section 4975 of the Code or Sections 409, 502(i) or 502(l) of ERISA.

                           (ii) Each of the Mixson and PPCT Plans has been
operated and administered in all respects in substantial compliance with all applicable Laws, including without limitation all applicable provisions of ERISA and the Code. There are no pending or, to the knowledge of Mixson or PPCT, threatened or anticipated claims, in excess of $10,000 individually or $25,000 in the aggregate, against or involving any of the Mixson and PPCT Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought against or with respect to any Mixson and PPCT Plan.

                           (iii) All contributions required to be made as of
the date of this Agreement to the Mixson and PPCT Plans have been made or provided for. Neither Mixson nor PPCT nor any entity under "common control" with Mixson or PPCT within the meaning of Section 4001 of ERISA has contributed to, or been required to contribute to, any "multi-employer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA).

                           (iv) No Mixson or PPCT Employee is or may become
entitled to post-employment benefits of any kind by reason of employment by Mixson or PPCT, including, without limitation, death or medical benefits (whether or nor insured), other than (a) coverage provided pursuant to the terms of any Mixson and PPCT Plan specifically identified as providing such coverage in SCHEDULE 4.1.21(a) or mandated by Section 4980B of the Code, (b) retirement benefits payable under any Mixson and PPCT Plan qualified under
Section 401(a) of the Code or (c) deferred compensation fully and adequately accrued as a liability on the Mixson or PPCT Latest Balance Sheet, as applicable, or incurred with respect to services rendered after the Balance Sheet Date in the ordinary course of business consistent with prior practice, pursuant to the terms of one of the Mixson and PPCT Plans. The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or


AGREEMENT - PAGE 18
benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any Mixson or PPCT Employee.

         4.1.22 BROKERS; FINDERS, ETC. Neither Mixson nor PPCT has engaged any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a brokerage or finder's commission, fee or similar compensation in connection therewith or upon the consummation thereof. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any person acting on behalf of Mixson or PPCT in such manner as to give rise to any valid claim against Speed Release or any of its affiliates for any brokerage or finder's commission, fee or similar compensation, or for any bonus payable to any officer, director, employee, member, manager, agent or sales representative of or consultant to Mixson or PPCT upon consummation of the transactions contemplated hereby.

         4.1.23 DISCLOSURE. To the knowledge of Mixson and PPCT, no representation or warranty by Mixson and PPCT contained in this Agreement nor any statement or certificate furnished or to be furnished by or on behalf of Mixson or PPCT to Speed Release or its representatives in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading. To the knowledge of Mixson and PPCT, there is no fact (other than matters of a general economic or political nature which do not affect the Mixson or PPCT businesses uniquely) that has not been disclosed by Mixson or PPCT to Speed Release and its representatives that might reasonably be expected to have or result in a Mixson or PPCT Material Adverse Effect.

         4.1.24 ACCOUNTS RECEIVABLE. All accounts receivable of Mixson and PPCT that are reflected on the Mixson and PPCT Latest Balance Sheet or on the accounting records of Mixson and PPCT as of the Closing Date (collectively, the "Mixson and PPCT Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Mixson and PPCT Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Mixson and PPCT Latest Balance Sheet or on the accounting records of Mixson and PPCT as of the Closing Date (which reserves are adequate and calculated consistent with past practices and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Mixson and PPCT Accounts Receivable as of the Closing Date than the reserve reflected in the Mixson and PPCT Latest Balance Sheet represented of the Mixson and PPCT Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Mixson and PPCT Accounts Receivable in terms of aging). Subject to such reserves, each of the Mixson and PPCT Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of a Mixson and PPCT Accounts Receivable relating to the amount or validity of the Mixson and PPCT Accounts Receivable. SCHEDULE
4.1.24 contains a complete and accurate list of all Mixson and PPCT Accounts Receivable as of the Balance Sheet Date, which list sets forth the aging of the Mixson and PPCT Accounts Receivable.


AGREEMENT - PAGE 19

         4.2 REPRESENTATIONS AND WARRANTIES OF SPEED RELEASE. Speed Release represents and warrants to Mixson and PPCT as follows:

         4.2.1 AUTHORIZATION. Speed Release has the requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is a party, to perform fully its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Speed Release of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action of Speed Release. Speed Release has duly executed and delivered this Agreement and on the Closing Date will have duly executed and delivered the other Transaction Agreements to which it is a party. This Agreement is, and on the Closing Date each of the other Transaction Agreements to which Speed Release is a party will be, legal, valid and binding obligations of Speed Release, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy and other laws regarding creditors' rights generally, and general principles of equity.

         4.2.2    CORPORATE STATUS.

                  (a) Speed Release is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to carry on its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

                  (b) Speed Release is duly qualified and licensed to do business in the jurisdictions specified in SCHEDULE 4.2.2, which are the only jurisdictions in which the operation of its business or the character of the properties owned, leased, or operated by it makes such qualification or licensing necessary.

                  (c) Prior to the date of this Agreement, Speed Release has delivered to Mixson and PPCT complete and correct copies of its certificate of incorporation and bylaws. Speed Release is not in violation of any of the provisions of its articles of incorporation or bylaws. The minute books and other corporate records of Speed Release contain a true and complete record of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders, the Board of Directors and committees of the Board of Directors of Speed Release.

         4.2.3    CAPITALIZATION.

                  (a) The authorized capital stock of Speed Release consists solely of (i) 25,000,000 shares of Speed Release Common Stock, of which 10,000,080 shares are issued and outstanding, and (ii) 10,000,000 shares of preferred stock, $0.01 par value, no shares of which are outstanding. All issued and outstanding shares of Speed Release Common Stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.

                  (b) Except as set forth on SCHEDULE 4.2.3, no subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating Speed Release, contingently or otherwise, to issue or sell, or cause to be issued or


AGREEMENT - PAGE 20
sold, any shares of Speed Release Common Stock or any securities convertible into or exchangeable for any such shares, are outstanding; and no authorization therefor has been given. There are no outstanding contractual or other rights or obligations to or of Speed Release to repurchase, redeem or otherwise acquire any outstanding shares of Speed Release Common Stock.

                  (c) SCHEDULE 4.2.3 sets forth the names and addresses of, and the number and class of shares of Speed Release Common Stock held by all beneficial holders of at least 5% of Speed Release Common Stock.

                  (d) Speed Release does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

         4.2.4 NO CONFLICTS. The execution, delivery and performance by Speed Release of this Agreement and of the other Transaction Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a violation of or a default under (with or without the giving of notice or the lapse of time or both), create in any other person a right or claim of termination, amendment, modification, acceleration or cancellation of, or result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of Speed Release under (i) any Law applicable to Speed Release or any of the properties or assets of Speed Release, (ii) the certificate of incorporation or bylaws of Speed Release or (iii) except as set forth in SCHEDULE 4.2.4, any Contract to which Speed Release is a party or by which Speed Release or any of its properties or assets may be bound or affected, except, in the case of clause
(iii), for violations or defaults that, individually and in the aggregate, would not have a material adverse effect on the business, results of operations, condition (financial or otherwise) or prospects of Speed Release (a "Speed Release Material Adverse Effect"), and would not materially impair the ability of Speed Release to perform its obligations hereunder or under the other Transaction Agreements to which it is a party. Except as specified in SCHEDULE 4.2.4, no governmental approval or other consent of any party is required to be obtained or made by Speed Release in connection with the execution and delivery of this Agreement or the other Transaction Agreements or the consummation of the transactions contemplated hereby or thereby.

         4.2.5    FINANCIAL STATEMENTS.

                  (a) Prior to the date of this Agreement, Speed Release has delivered to Mixson and PPCT complete and correct copies of its audited financial statements as, at and for the seven month period ended on the Balance Sheet Date and as, at and for the years ended December 31, 1999, 1998, and 1997 (the "Speed Release Financial Statements"), including the related statements of income, changes in shareholders' equity and changes in cash flows for the respective periods then ended, and the related notes and schedules thereto and the report of its independent public accountants with respect thereto.

                  (b) The Speed Release Financial Statements are complete and correct in all material respects, have been derived from the accounting books and records of Speed Release, and have been prepared in accordance with GAAP throughout the periods indicated except that


AGREEMENT - PAGE 21
the Speed Release Unaudited Financial Statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments.

                  (c) The balance sheets included in the Speed Release Financial Statements present fairly the financial position of Speed Release as of the respective dates thereof, and the related statements of income, changes in shareholders' equity and changes in cash flows included in such Speed Release Financial Statements present fairly the result of operations, changes in shareholders' equity and changes in cash flows of Speed Release for the respective periods indicated.

         4.2.6 ABSENCE OF UNDISCLOSED LIABILITIES. As of the Effective Time, Speed Release will have no liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (a) as set forth in SCHEDULE 4.2.6(a) AND (b) as set forth in the Pro Forma Balance Sheet of Speed Release as of July 31, 2000 attached hereto as SCHEDULE 4.2.6(b).

         4.2.7    TAXES.

                  (a) All Taxes that are or may be required to be paid, collected or withheld by or with respect to Speed Release or any of its assets or properties on or before the Closing Date or that are chargeable as a Lien on any assets or properties of Speed Release have been timely paid or collected or withheld and remitted to the appropriate taxing or other governmental authorities, except (i) the Taxes set forth on SCHEDULE 4.2.7; (ii) the Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto have been established and are being maintained in accordance with GAAP; and (iii) the Taxes that are not yet due and payable and are adequately reserved in the Speed Release Latest Balance Sheet or have arisen in the ordinary course of business since the Balance Sheet Date and before the Closing Date.

                  (b) Except as set forth on SCHEDULE 4.2.7 and without limiting the representation made in Section 4.2.7(a), all federal, state, local and foreign tax returns that are or may be required to be filed by or with respect to Speed Release, or any of their assets or properties, on or before the Closing Date have been timely filed with the appropriate taxing or other governmental authorities and have reflected only such positions on such tax returns as were believed in good faith by the person preparing each such tax return and the person on whose behalf each such tax return was filed to be supported under then prevailing Law. The Taxes shown to be due on each such tax return have been paid.

                  (c) Except as set forth on SCHEDULE 4.2.7, Speed Release (i) has not received any written notice of deficiency or assessment from any taxing or other governmental authority with respect to Taxes; (ii) is not currently under, or has received notice of commencement of, any audit by any taxing or other governmental authority concerning any Taxes; or (iii) has not executed any waiver of the statute of limitations with respect to any taxable period.

                  (d) Except as set forth on SCHEDULE 4.2.7, (i) no written ruling (as such term is used in the Code) has been received from, and no closing or other similar agreement has been executed with, any taxing or other governmental authority that will be binding upon Speed Release or any of its assets or properties after the Closing and (ii) no power of attorney has been


AGREEMENT - PAGE 22
given by or with respect to Speed Release to any person with respect to Taxes that will be binding upon Speed Release or the Surviving Corporation.

         4.2.8 ABSENCE OF CHANGES. Except as set forth in SCHEDULE 4.2.8, since the Balance Sheet Date, Speed Release has conducted its business only in the ordinary course consistent with prior practice and has not:

                  (a) suffered any Speed Release Material Adverse Effect;

                  (b) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock or membership interests, or otherwise purchased or redeemed, directly or indirectly, any shares of its capital stock or membership interests;

                  (c) issued or sold any shares of its capital stock or membership interests, or any securities convertible into or exchangeable for any such shares or membership interests, or issued, sold, granted or entered into any subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind, contingent or otherwise, to purchase or otherwise acquire any such shares or membership interests, or any securities convertible into or exchangeable for any such shares or membership interests;

                  (d) incurred any indebtedness for borrowed money, issued or sold any debt securities or prepaid any debt (including, without limitation, any borrowings from or prepayments to any shareholder or member), except for borrowings and prepayments in the ordinary course of business;

                  (e) mortgaged, pledged or otherwise subjected to any Lien, any of its properties or assets, tangible or intangible, except for Permitted Liens;

                  (f) forgiven, canceled, compromised, waived or released any debts, claims or rights, except for debts of, or claims and rights against, persons other than any shareholder or member that have been forgiven, canceled, compromised, waived or released in the ordinary course of business;

                  (g) paid or committed to pay any bonus, other incentive compensation, change in control or similar compensation to any officer, director, employee, manager, shareholder, member or affiliate, or granted or committed to grant to any officer, director, employee, manager, shareholder, member or affiliate any other increase in, or additional, compensation in any form;

                  (h) entered into, instituted, adopted or amended or committed to enter into, institute, adopt or amend any employment, consulting, retention, change-in-control, collective bargaining, bonus or other incentive compensation, profit-sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other employment, compensation or benefit plan, policy, agreement, trust, fund or arrangement in respect of or for the benefit of any officer, director, employee, manager, shareholder, member or affiliate;


AGREEMENT - PAGE 23

                  (i) encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or had any material adverse change in its relations with its employees, agents, customers or suppliers;

                  (j) amended either its certificate of incorporation or its bylaws;

                  (k) changed in any respect its accounting practices, policies or principles;

                  (l) incurred, assumed, guaranteed or otherwise become directly or indirectly liable with respect to any liability or obligation in excess of $10,000 in each case or $25,000 in the aggregate at any one time outstanding (whether absolute, accrued, contingent or otherwise and whether direct or indirect, or as guarantor or otherwise with respect to any liability or obligation of any other person) other than agreements for purchases of goods or services in the ordinary course of business;

                  (m) sold any assets with a value in excess of $10,000 in each case or $25,000 in the aggregate, other than inventory in the ordinary course of business;

                  (n) received any notice of termination of any Contract which, in any case or in the aggregate, would have or result in a Speed Release Material Adverse Effect;

                  (o) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property or modified any existing rights with respect thereto;

                  (p) suffered any damage, destruction or loss (whether or not covered by insurance), or any employment-related problem, that, individually or in the aggregate, would have or result in a Speed Release Material Adverse Effect;

                  (q) made any capital expenditures or capital additions or improvements in excess of an aggregate of $25,000;

                  (r) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body involving amounts in excess of $25,000;

                  (s) entered into any transaction, Contract or commitment other than in the ordinary course of business, or paid or agreed to pay any legal, accounting, brokerage or finder's fees, taxes or other expenses in connection with, or incurred any severance pay obligations by reason of, this Agreement, the other Transaction Agreements or the transactions contemplated hereby or thereby; or

                  (t) taken any action or omitted to take any action that would result in the occurrence of any of the foregoing.

         4.2.9 LITIGATION. Except as set forth in SCHEDULE 4.2.9, there is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of Speed Release, threatened against or relating to Speed Release, or against or relating to the transactions contemplated by this Agreement or the other Transaction


AGREEMENT - PAGE 24

Agreements, and Speed Release does not know or has no reason to be aware of any basis for the same.

         4.2.10   COMPLIANCE WITH LAWS; GOVERNMENTAL APPROVALS.

                  (a) Except as disclosed in SCHEDULE 4.2.10(a), Speed Release is not, and since January 1, 1997, Speed Release has not been, in violation of or default under any Law applicable to it or any of its properties or business, except for any such violations or defaults that, individually and in the aggregate, have not had and will not have a Speed Release Material Adverse Effect. Speed Release has not received any notice alleging any such violation or default.

                  (b) Except as disclosed in SCHEDULE 4.2.10(b), all material governmental approvals necessary for the conduct of the business and operations of Speed Release have been duly obtained and are in full force and effect. As of the date hereof, there are no proceedings pending or, to the knowledge of Speed Release, threatened that could result in the revocation, cancellation or suspension, or any materially adverse modification, of any such governmental approval, and the execution and delivery of this Agreement and the other Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such revocation, cancellation, suspension or modification.

         4.2.11   TITLE TO ASSETS.

                  (a) On the Balance Sheet Date, Speed Release had and, except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, as of the date of this Agreement, has good and merchantable title to all real property and all other material properties and assets reflected on the Speed Release Latest Balance Sheet, and has good and merchantable title to all real property and all other material properties and assets acquired since such date, in each case free and clear of all Liens except for Permitted Liens. Speed Release owns, or has valid leasehold interests in or license to, all material properties and assets used in the conduct of its business as now conducted. Speed Release has adequate rights of ingress and egress with respect to its real property and all buildings, structures, facilities, fixtures and other improvements thereon. Speed Release has delivered or made available to Mixson and PPCT prior to the date of this Agreement copies of the deeds and other instruments (as recorded) by which Speed Release acquired such real property, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Speed Release relating to such real property.

                  (b) With respect to each lease of any real property or a material amount of personal property to which Speed Release is a party, (i) such lease is a legal, valid and binding agreement, is in full force and effect and is enforceable in accordance with its terms; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid; (iii) there exists no default, or event, occurrence, condition or act, which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and (iv) the execution and delivery of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby will not constitute a breach under, or cause a termination of, such lease.

                  (c) Speed Release has not had any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets; or to sell or


AGREEMENT - PAGE 25
dispose of any of its assets except in the ordinary course of business consistent with past practices.

                  (d) None of Speed Release's real property, buildings, structures, facilities, fixtures or other improvements, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable Law in any material respect.

                  (e) The improvements on Speed Release's real property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and there are no condemnation or appropriation proceedings pending or, to the knowledge of Speed Release, threatened against any of such real property or the improvements thereon. There is no writ, injunction, decree, order or judgment outstanding, nor any action, claim, suit or proceeding, pending or, to the knowledge of Speed Release, threatened, relating to the ownership, lease, use, occupancy or operation of any such real property or the improvements thereon.

         4.2.12   CONTRACTS.

                  (a) SCHEDULE 4.2.12(a) contains a complete and correct list of all Contracts of the types described below (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been made available to Speed Release prior to the date of this Agreement), to which Speed Release is a party or by which any of its assets or properties is bound:

                           (i)   leases, licenses, and other material Contracts
concerning or relating to real property;

                           (ii)  written or oral employment Contracts for
officers, directors, management or key personnel, consulting, agency, collective bargaining or other similar Contracts and agreements under which current or future obligations exist relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers, agents, independent contractors or consultants, in each case that are not cancelable on notice of 30 days or less and do not require payments in the event of termination;

                           (iii) loan agreements, indentures, letters of credit,
mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, and other agreements and instruments effecting, evidencing or securing the borrowing of money or obtaining of or extension of credit (other than ordinary trade credit);

                           (iv)  brokerage or finder's agreements;

                           (v)   joint venture, partnership and similar
Contracts involving a sharing of profits or expenses;

                           (vi)  asset purchase agreements and other acquisition
or divestiture agreements (other than agreements for sales of inventory in the ordinary course of business) and


AGREEMENT - PAGE 26
any agreements relating to the sale, lease or disposal of any capital assets in the amount of $10,000 or more;

                           (vii)  other Contracts with respect to which the
aggregate amount that could reasonably be expected to be paid or received thereunder in the future exceeds $10,000 per annum or $25,000 in the aggregate;

                           (viii) Contracts between Speed Release, on the one
hand, and any officer, director or affiliate of Speed Release, or any shareholder, on the other hand; and

                           (ix)   any other Contracts, agreements or commitments
that are material to Speed Release or its business.

                  (b) All Contracts to which Speed Release is a party are in full force and effect and enforceable against Speed Release and, to the knowledge of Speed Release, against each other party thereto. There does not exist under any Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of Speed Release or, to the knowledge of Speed Release, any other party thereto except as set forth in SCHEDULE 4.2.12(b) and except for such events or conditions that, individually and in the aggregate,
(i) have not had or resulted in, and will not have or result in, a Speed Release Material Adverse Effect and (ii) have not and will not materially impair the ability of Speed Release to perform its obligations hereunder or under the other Transaction Agreements to which it is a party. Except as set forth in SCHEDULE 4.2.12(b), no consent of any third party is required under any Contract as a result of or in connection with, and the enforceability of any Contract will not be affected in any manner by, the execution, delivery and performance of this Agreement or any of the other Transaction Agreements or the consummation of the transactions contemplated hereby or thereby.

         4.2.13   TERRITORIAL RESTRICTIONS. Except as otherwise described on
SCHEDULE 4.2.13, Speed Release is not restricted by any Contract, agreement or understanding with any other person from carrying on its business anywhere in the world.

         4.2.14 INVENTORIES. Except for excess and obsolete inventory for which reserves have been established on the Speed Release Latest Balance Sheet:
(a) all of the inventories of Speed Release of raw materials, supplies, work in process, finished products, spare parts, and replacement and component parts are of good, usable and merchantable quality in all material respects and, except as set forth on SCHEDULE 4.2.14, do not include excess, obsolete or discontinued items; (b) all of the inventories are of such quality as to meet the quality control standards of Speed Release, and any applicable governmental quality control standards; (c) all of the inventories that are finished goods are saleable as current inventories at the current prices thereof in the ordinary course of business; and (d) all of the inventories are recorded on the books of Speed Release at the lower of cost or market value determined in accordance with GAAP.

         4.2.15 BANK ACCOUNTS. SCHEDULE 4.2.15 sets forth a complete and correct list containing the names of each bank or other financial institution in which Speed Release has an account or safe deposit or lock box, the account or box number, as the case may be, and the name of every person authorized to draw thereon or having access thereto.



AGREEMENT - PAGE 27

         4.2.16 LICENSES. Speed Release has all necessary Licenses required to lawfully conduct its business as presently conducted, including but not limited to all material Licenses required for Speed Release to operate as it currently operates and in accordance with all applicable Laws or orders or permits of any governmental authority, and (a) each License is valid, binding and in full force and effect; (b) no such License is subject to revocation or forfeiture by virtue of any existing circumstance; (c) no pending or, to the knowledge of Speed Release, threatened proceeding to modify in any material respect or revoke any License exists; (d) no such License is subject to any outstanding order, decree, judgment, stipulation, or investigation known to Speed Release that would materially affect such License; and (e) Speed Release is not, and Speed Release has not received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

         4.2.17   INTELLECTUAL PROPERTY.

                  (a) TITLE. SCHEDULE 4.2.17(a)(i) contains a complete and correct list of all Intellectual Property that is owned by Speed Release, other than Intellectual Property that is both not registered or subject to application for registration and not material to the business of Speed Release. All Intellectual Property related to, used in, held for use in connection with, or necessary for the conduct of, or otherwise material to, the business of Speed Release (the "Speed Release Intellectual Property Assets") are owned by Speed Release, except as disclosed on SCHEDULE 4.2.17(a)(ii).

                  (b) NO INFRINGEMENT. To the knowledge of Speed Release, the conduct of its business by Speed Release does not infringe or otherwise conflict with any rights of any person in respect of any Intellectual Property. To the knowledge of Speed Release, none of the Speed Release Intellectual Property Assets is being infringed.

                  (c) LICENSING ARRANGEMENTS. SCHEDULE 4.2.17(c)(i) sets forth all Contracts, agreements or arrangements pursuant to which Speed Release has licensed any Speed Release Intellectual Property Assets to, or the use of any Speed Release Intellectual Property Assets is otherwise permitted (through non-assertion, settlement or similar agreements or otherwise) by, any other person. SCHEDULE 4.2.17(c)(ii) sets forth all Contracts, agreements or arrangements pursuant to which Speed Release has had Intellectual Property primarily related to, used in, held for use primarily in connection with, or necessary for the conduct of or otherwise material to its business licensed to it, or has otherwise been permitted to use such Intellectual Property (through non-assertion, settlement or similar agreements or otherwise) (other than off-the-shelf commercially available software). All of the Contracts, agreements or arrangements that are or should be set forth on SCHEDULES 4.2.17(c)(i) AND (ii) (the "Speed Release Intellectual Property Licenses") (x) are in full force and effect in accordance with their terms and no default exists thereunder by Speed Release, or, to the knowledge of Speed Release, by any other party thereto, (y) are free and clear of all Liens, and (z) do not contain any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements. Prior to the date of this Agreement, Speed Release has made available to Mixson and PPCT true and complete copies of all Speed Release Intellectual Property Licenses (including amendments, supplements, renewals, waivers and other modifications) set forth on SCHEDULE 4.2.17(c)(i) AND (ii). All royalties, license fees, charges and other amounts payable by, on behalf of, to, or for the


AGREEMENT - PAGE 28
account of Speed Release in respect of any Speed Release Intellectual Property Assets are set forth on SCHEDULES 4.2.17(c)(i) AND (ii) and are reflected in the Speed Release Financial Statements.

                  (d) NO INTELLECTUAL PROPERTY LITIGATION. Except as set forth in SCHEDULE 4.2.17(d), no claim or demand of any person has been made nor is there any proceeding that is pending, or to the knowledge of Speed Release, threatened, which (i) challenges the rights of Speed Release in respect of any Speed Release Intellectual Property Assets, (ii) asserts that Speed Release is infringing or otherwise in conflict with, or is, except as set forth in SCHEDULE 4.2.17(c)(ii), required to pay any royalty, license fee, charge or other amount with regard to, any Speed Release Intellectual Property, or (iii) claims that any default exists under any Contract, agreement or arrangement listed on SCHEDULE 4.2.17(c)(i) OR (ii). Except as set forth in SCHEDULE 4.2.17(d), none of the Speed Release Intellectual Property Assets is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency, or has been the subject of any litigation within the last five years, whether or not resolved in favor of Speed Release.

         4.2.18 INSURANCE. SCHEDULE 4.2.18 contains a complete and correct list of all insurance policies maintained by Speed Release. Speed Release has made available to Mixson and PPCT prior to the date of this Agreement complete and correct copies of all such policies, together with all riders and amendments thereto. Such policies are in full force and effect, all premiums due thereon have been paid and Speed Release has not received notice of a material premium increase or cancellation with respect to such policies or of any default thereunder. Speed Release has complied in all material respects with the terms and provisions of such policies. Within the past two years, Speed Release has not been refused any basic insurance coverage applied for, and Speed Release has no reason to believe that its existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions standard in the market at the time renewal is sought.

         4.2.19   ENVIRONMENTAL MATTERS.

                  (a)      (i)      Speed Release has obtained all Licenses
that are required to be obtained by it in connection with the operation of its business and ownership of its properties (collectively, the "Speed Release Properties") under any applicable Environmental Law Requirements (as hereinafter defined), except where failure to obtain such Licenses would not have a Speed Release Material Adverse Effect;

                           (ii)     Speed Release is in compliance in all
respects with all terms and conditions of such Licenses and with all applicable Environmental Law Requirements, except where the failure to so comply would not have a Speed Release Material Adverse Effect;

                           (iii)    there are no past or present events,
conditions, circumstances, activities or plans, in each case by or relating in any manner to Speed Release or its use of the Speed Release Properties, that did or would violate or prevent compliance or continued compliance with any Environmental Law Requirements or give rise to any Environmental Liability (as hereinafter defined), except for such matters as would not have a Speed Release Material Adverse Effect;

AGREEMENT - PAGE 29

                           (iv)     there is no civil, criminal or
administrative action, suit, demand, claim, order, judgment, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or, to the knowledge of Speed Release, threatened by any person against Speed Release or any prior owner of any of the Speed Release Properties, and relating in any way to any Environmental Law Requirement or seeking to impose any Environmental Liability, except for such matters as would not have a Speed Release Material Adverse Effect;

                           (v)      no hazardous material generated by Speed
Release has been recycled, treated, stored, disposed of or released by Speed Release at any location;

                           (vi)     no oral or written notification of a
release of a hazardous material has been filed by or on behalf of Speed Release, and no site or facility now or previously owned, operated or leased by Speed Release is listed or proposed for listing on any federal, state or local list of sites requiring investigation or clean-up; and

                           (vii)    there have been no environmental
investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, Speed Release in relation to any site or facility now or previously owned, operated or leased by Speed Release which have not been delivered to Mixson or PPCT prior to the execution of this Agreement.

         4.2.20 EMPLOYEES AND LABOR MATTERS. Except as set forth in SCHEDULE 4.2.20, Speed Release is not now a party to or bound by any collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees of Speed Release. Since January 1, 1997, there has not occurred or been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of Speed Release, and since such date, Speed Release has complied in all material respects with all applicable Laws relating to the employment of labor, including without limitation those relating to wages, hours, occupational safety and health and collective bargaining. There are no material labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or threatened with respect to any employee of Speed Release. Speed Release has not received any written notice of, or is otherwise aware of, any federal, foreign, state or local administrative proceeding (excluding workers compensation proceedings or except as set forth in SCHEDULE 4.2.20) pending or, to the knowledge of Speed Release, threatened with respect to any employee of Speed Release. There is no unfair labor practice, sex, age, race or other discrimination or labor arbitration proceeding pending or, to the knowledge of Speed Release, threatened against Speed Release.

         4.2.21   EMPLOYEE BENEFIT PLANS AND RELATED MATTERS.

                  (a)      EMPLOYEE BENEFIT PLANS.

                           (i)      SCHEDULE 4.2.21(a) sets forth a true and
complete list of each plan, fund or program that provides for its participants or their beneficiaries, through the purchase of insurance or otherwise, medical, surgical, or hospital care or benefits, or benefits in the event of sickness, accident, disability, death or unemployment, or vacation benefits, apprenticeship or other training programs, or day care centers, scholarship funds, prepaid legal services, or

AGREEMENT - PAGE 30
supplemental income benefits for transferred employees, or retirement income, or results in a deferral of income by employees for periods extending to the termination of covered employment or beyond, regardless of the method of calculating the contributions made to any such plan, fund or program, or the method of calculating the benefits under any such plan, fund or program or the method of distributing benefits from any such plan, fund or program, and each bonus, incentive or deferred compensation, severance, termination, retention, change in control, stock option or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement or policy, in any such case, whether written or unwritten (in each case that applies to more than one person), that (x) provides or may provide benefits or compensation in respect of any employee or former employee employed or formerly employed by Speed Release or the beneficiary or dependent of any such employee or former employee (such employees, former employees, beneficiaries and dependents collectively, the "Speed Release Employees") or under which any Speed Release Employee is or may become eligible to participate or derive a benefit and (y) is or has been entered into, maintained or established by Speed Release, or to which Speed Release contributes or is or has been obligated or required to contribute or otherwise with respect to which Speed Release may have any liability (collectively, the "Speed Release Plans").

                           (ii)     With respect to each Speed Release Plan,
Speed Release has made available to Mixson and PPCT prior to the date of this Agreement, complete and correct copies of: all written Speed Release Plans; descriptions of all unwritten Speed Release Plans; all trust agreements, insurance contracts or other funding arrangements; the two most recent actuarial reports prepared for any Speed Release Plan that is a defined benefit plan and for which actuarial reports are prepared; the two most recent annual and similar reports filed with any governmental authority, including all schedules thereto and all reports attached thereto; the most recent IRS determination letter issued in respect of any Speed Release Plan; current summary plan descriptions and other explanatory literature or announcements provided to Speed Release Employees; all material communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation or the Department of Labor in respect of any Speed Release Plan during the preceding two years; statements or other communications regarding withdrawal or other multi-employer plan liabilities in respect of any Speed Release Plan which is a "multi-employer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA), if any; and all amendments and modifications to any such document. Except as disclosed in SCHEDULE 4.2.21(a), Speed Release has not communicated to any Speed Release Employee any intention or commitment to modify any Speed Release Plan or to establish or implement any other employee or retiree benefit or compensation arrangement.

                  (b) QUALIFICATION. Each Speed Release Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code, and, to the knowledge of Speed Release, nothing has occurred since the date of such determination letter that could adversely affect such qualification or tax-exempt status.

AGREEMENT - PAGE 31

                  (c)      COMPLIANCE; LIABILITY.

                           (i)      No Speed Release Plan covered by Title IV
of ERISA or Section 412 of the Code is now, or ever was, to the knowledge of Speed Release, maintained by Speed Release or any of its predecessors. Neither any Speed Release Plan nor Speed Release has incurred any liability or penalty under Section 4975 of the Code or Sections 409, 502(i) or 502(l) of ERISA.

                           (ii)     Each of the Speed Release Plans has been
operated and administered in all respects in substantial compliance with all applicable Laws, including without limitation all applicable provisions of ERISA and the Code. There are no pending or, to the knowledge of Speed Release, threatened or anticipated claims, in excess of $10,000 individually or $25,000 in the aggregate, against or involving any of the Speed Release Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of its activities) has been brought against or with respect to any Speed Release Plan.

                           (iii)    All contributions required to be made as
of the date of this Agreement to the Speed Release Plans have been made or provided for. Neither Speed Release nor any entity under "common control" with Speed Release within the meaning of Section 4001 of ERISA has contributed to, or been required to contribute to, any "multi-employer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA).

                           (iv)     No Speed Release Employee is or may
become entitled to post-employment benefits of any kind by reason of employment by Speed Release, including, without limitation, death or medical benefits (whether or nor insured), other than (a) coverage provided pursuant to the terms of any Speed Release Plan specifically identified as providing such coverage in SCHEDULE 4.2.21(a) or mandated by Section 4980B of the Code,
(b) retirement benefits payable under any Speed Release Plan qualified under
Section 401(a) of the Code or (c) deferred compensation fully and adequately accrued as a liability on the Speed Release Latest Balance Sheet or incurred with respect to services rendered after the Balance Sheet Date in the ordinary course of business consistent with prior practice, pursuant to the terms of a Speed Release Plan. The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any Speed Release Employee.

         4.2.22 BROKERS; FINDERS, ETC. Speed Release has not engaged any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a brokerage or finder's commission, fee or similar compensation in connection therewith or upon the consummation thereof. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any person acting on behalf of Speed Release in such manner as to give rise to any valid claim against Mixson or PPCT or any of its affiliates for any brokerage or finder's commission, fee or similar compensation, or for any bonus payable to any officer, director, employee, member, manager, agent or sales representative of or consultant to Speed Release upon consummation of the transactions contemplated hereby.

AGREEMENT - PAGE 32

         4.2.23 VALIDITY OF THE MIXSON MERGER SHARES. The Mixson Merger Shares, when issued and delivered in accordance with the terms of this Agreement, will have been duly authorized and validly issued and will be fully paid and non-assessable.

         4.2.24 DISCLOSURE. To the knowledge of Speed Release, no representation or warranty by Speed Release contained in this Agreement nor any statement or certificate furnished or to be furnished by or on behalf of Speed Release to Mixson or PPCT or their representatives in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading. To the knowledge of Speed Release, there is no fact (other than matters of a general economic or political nature which do not affect Speed Release's business uniquely) known to Speed Release that has not been disclosed by Speed Release to Mixson or PPCT and their representatives that might reasonably be expected to have or result in a Speed Release Material Adverse Effect.

         4.2.25 ACCOUNTS RECEIVABLE. All accounts receivable of Speed Release that are reflected on the Speed Release Latest Balance Sheet or on the accounting records of Speed Release as of the Closing Date (collectively, the "Speed Release Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Speed Release Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Speed Release Latest Balance Sheet or on the accounting records of Speed Release as of the Closing Date (which reserves are adequate and calculated consistent with past practices and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Speed Release Accounts Receivable as of the Closing Date than the reserve reflected in the Speed Release Latest Balance Sheet represented of the Speed Release Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Speed Release Accounts Receivable in terms of aging). Subject to such reserves, each of the Speed Release Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of a Speed Release Accounts Receivable relating to the amount or validity of such Accounts Receivable. SCHEDULE 4.2.25 contains a complete and accurate list of all Speed Release Accounts Receivable as of the date of the Speed Release Latest Balance Sheet, which list sets forth the aging of such Speed Release Accounts Receivable.

         4.3 REPRESENTATIONS AND WARRANTIES OF THE OWNERS. Each of the Owners represents and warrants to Speed Release that each Owner is the owner, beneficially and of record, of the number of units of PPCT Interests set forth opposite their name on SCHEDULE 4.3, free and clear of any Lien, option, right of first refusal or equity of any kind, and there are no other equity securities of PPCT held of record by any other person. Each Owner has, and on the Closing Date will have, complete and unrestricted power and the unqualified right to sell, assign, transfer and deliver to Speed Release on the Closing Date, good, valid and marketable title to all of the units of PPCT Interests owned by such Owner as set forth on SCHEDULE 4.3, free and clear of any Lien, option, right of first refusal or equity of any kind.


AGREEMENT - PAGE 33

                                   ARTICLE V.
                                    COVENANTS

         5.1 CONDUCT OF BUSINESS BY MIXSON AND PPCT. On and after the date hereof and until the Effective Time, except as expressly permitted or required by this Agreement or as otherwise expressly consented to by Speed Release in writing, Mixson and PPCT, respectively, will each:

                  (a) carry on its business in, and only in, the ordinary course, in substantially the same manner as heretofore conducted, and use all commercially reasonable efforts to preserve intact its present business organization, maintain its properties in good operating condition and repair, keep available the services of its present officers and significant employees, and preserve its relationship with customers, suppliers and others having business dealings with it, to the end that its goodwill and going business shall be in all material respects unimpaired following the Closing;

                  (b) not prepay any accounts payable, delay payment of any trade payables or other obligations, or make any other cash payments other than in the ordinary course of business;

                  (c) maintain all of its tangible assets in good repair, working order and operating condition subject only to ordinary wear and tear;

                  (d) use all reasonable efforts to keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

                  (e) maintain its books of account and records in the usual, regular and ordinary manner consistent with past policies and practices and not change such policies and practices;

                  (f) comply in all material respects with all Laws applicable to its business;

                  (g) use all reasonable efforts to maintain its good standing in its jurisdiction of incorporation and in the jurisdictions in which it is qualified to do business as a foreign corporation and to maintain all governmental approvals and consents necessary for, or otherwise material to, its business;

                  (h) not merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire, any business, business organization or division thereof, of any other person;

                  (i) promptly advise Speed Release in writing of any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, could, to its knowledge, reasonably be expected to have or result in a Mixson or PPCT Material Adverse Effect or could cause a breach of this Section 5.1;

                  (j) perform in all material respects all of its obligations under all Contracts relating to or affecting its business;

AGREEMENT - PAGE 34

                  (k) not declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or other equity interests or otherwise purchase or redeem, directly or indirectly, any shares of its capital stock or other equity interests;

                  (l) not issue or sell any shares of any class of its capital stock or other equity interests, or any securities convertible into or exchangeable for any such shares or other equity interests, or issue, sell, grant or enter into any subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind, contingently or otherwise, to purchase or otherwise acquire any such shares or other equity interests or any securities convertible into or exchangeable for any such shares or other equity interests;

                  (m) not incur any indebtedness for borrowed money, issue or sell any debt securities or prepay any debt (including, without limitation, any borrowings from or prepayments to any shareholder of Mixson or member of PPCT or other affiliate of Mixson or PPCT), except for borrowings and prepayments (other than to or from any shareholder of Mixson or member of PPCT or other affiliate of Mixson or PPCT) in the ordinary course of business;

                  (n) not mortgage, pledge or otherwise subject to any Lien, any of its real property or other properties or assets, tangible or intangible, except in the ordinary course of business;

                  (o) not forgive, cancel, compromise, waive or release any debts, claims or rights, except for debts of, or claims and rights against, persons other than any shareholder, member or other affiliate that are forgiven, canceled, compromised, waived or released in the ordinary course of business;

                  (p) not pay or commit to pay any bonus, other incentive compensation, change in control or similar compensation to any officer, director, employee, shareholder, member or affiliate or grant or commit to grant to any officer, director, employee, shareholder, member or affiliate any other increase in, or additional, compensation in any form;

                  (q) not enter into, institute, adopt or amend or commit to enter into, institute, adopt or amend any employment, consulting, retention, change-in-control, collective bargaining, bonus or other incentive compensation, profit-sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other employment, compensation or benefit plan, policy, agreement, trust, fund or arrangement in respect of or for the benefit of any officer, director, employee, shareholder, member or affiliate;

                  (r) not amend either its articles of incorporation or articles of organization, or its bylaws or operating agreement;

                  (s) not incur, assume, guarantee or otherwise become directly or indirectly liable with respect to any liability or obligation in excess of $10,000 in each case or $25,000 in the aggregate at any one time outstanding (whether absolute, accrued, contingent or otherwise and whether direct or indirect, or as guarantor or otherwise with respect to any liability or obligation of any other person) other than agreements for purchases of goods or services in the ordinary course of business;

AGREEMENT - PAGE 35

                  (t) not sell any assets with a value in excess of $10,000 in each case or $25,000 in the aggregate, other than inventory in the ordinary course of business;

                  (u) not transfer or grant any rights under, or enter into any settlement regarding the breach or infringement of any Intellectual Property, or modify any existing rights with respect thereto;

                  (v) not make any capital expenditures or capital additions or improvements in excess of an aggregate of $10,000;

                  (w) not institute, settle or agree to settle any litigation, action or proceeding before any court or governmental body involving amounts in excess of $10,000;

                  (x) not liquidate, dissolve or wind-up its affairs; or

                  (y) not enter into any transaction, Contract or commitment other than in the ordinary course of business, or pay or agree to pay any legal, accounting, brokerage or finder's fee, Taxes or other expenses in connection with, or incur any severance pay obligations by reason of, this Agreement, the other Transaction Agreements or the transactions contemplated hereby or thereby.

         5.2 CONDUCT OF BUSINESS BY SPEED RELEASE. On and after the date hereof and until the Effective Time, except as expressly permitted or required by this Agreement or as otherwise expressly consented to by Mixson in writing, Speed Release will:

                  (a) carry on its business in, and only in, the ordinary course, in substantially the same manner as heretofore conducted, and use all commercially reasonable efforts to preserve intact its present business organization, maintain its properties in good operating condition and repair, keep available the services of its present officers and significant employees, and preserve its relationship with customers, suppliers and others having business dealings with it, to the end that its goodwill and going business shall be in all material respects unimpaired following the Closing;

                  (b) not prepay any accounts payable, delay payment of any trade payables or other obligations, or make any other cash payments other than in the ordinary course of business;

                  (c) maintain all of its tangible assets in good repair, working order and operating condition subject only to ordinary wear and tear;

                  (d) use all reasonable efforts to keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

                  (e) maintain its books of account and records in the usual, regular and ordinary manner consistent with past policies and practices and not change such policies and practices;

                  (f) comply in all material respects with all Laws applicable to its business;

AGREEMENT - PAGE 36

                  (g) use all reasonable efforts to maintain its good standing in its jurisdiction of incorporation and in the jurisdictions in which it is qualified to do business as a foreign corporation and to maintain all governmental approvals and consents necessary for, or otherwise material to, its business;

                  (h) not merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire, any business, business organization or division thereof, of any other person;

                  (i) promptly advise Mixson in writing of any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, could, to its knowledge, reasonably be expected to have or result in a Speed Release Material Adverse Effect or could cause a breach of this Section 5.2;

                  (j) perform in all material respects all of its obligations under all Contracts relating to or affecting its business;

                  (k) not declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or otherwise purchase or redeem, directly or indirectly, any shares of its capital stock;

                  (l) not issue or sell any shares of any class of its capital stock, or any securities convertible into or exchangeable for any such shares, or issue, sell, grant or enter into any subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind, contingently or otherwise, to purchase or otherwise acquire any such shares or any securities convertible into or exchangeable for any such shares;

                  (m) not incur any indebtedness for borrowed money, issue or sell any debt securities or prepay any debt (including, without limitation, any borrowings from or prepayments to any shareholder of Speed Release or other affiliate of Speed Release), except for borrowings and prepayments (other than to or from any shareholder of Speed Release or other affiliate of Speed Release) in the ordinary course of business;

                  (n) not mortgage, pledge or otherwise subject to any Lien, any of its real property or other properties or assets, tangible or intangible, except in the ordinary course of business;

                  (o) not forgive, cancel, compromise, waive or release any debts, claims or rights, except for debts of, or claims and rights against, persons other than any shareholder or other affiliate that are forgiven, canceled, compromised, waived or released in the ordinary course of business;

                  (p) not pay or commit to pay any bonus, other incentive compensation, change in control or similar compensation to any officer, director, employee, shareholder or affiliate or grant or commit to grant to any officer, director, employee, shareholder or affiliate any other increase in, or additional, compensation in any form;

AGREEMENT - PAGE 37

                  (q) not enter into, institute, adopt or amend or commit to enter into, institute, adopt or amend any employment, consulting, retention, change-in-control, collective bargaining, bonus or other incentive compensation, profit-sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other employment, compensation or benefit plan, policy, agreement, trust, fund or arrangement in respect of or for the benefit of any officer, director, employee, shareholder or affiliate;

                  (r) not amend either its certificate of incorporation or its bylaws;

                  (s) not incur, assume, guarantee or otherwise become directly or indirectly liable with respect to any liability or obligation in excess of $10,000 in each case or $25,000 in the aggregate at any one time outstanding (whether absolute, accrued, contingent or otherwise and whether direct or indirect, or as guarantor or otherwise with respect to any liability or obligation of any other person) other than agreements for purchases of goods or services in the ordinary course of business;

                  (t) not sell any assets with a value in excess of $10,000 in each case or $25,000 in the aggregate, other than inventory in the ordinary course of business;

                  (u) not transfer or grant any rights under, or enter into any settlement regarding the breach or infringement of any Intellectual Property, or modify any existing rights with respect thereto;

                  (v) not make any capital expenditures or capital additions or improvements in excess of an aggregate of $10,000;

                  (w) not institute, settle or agree to settle any litigation, action or proceeding before any court or governmental body involving amounts in excess of $10,000;

                  (x) not liquidate, dissolve or wind-up its affairs; or

                  (y) not enter into any transaction, Contract or commitment other than in the ordinary course of business, or pay or agree to pay any legal, accounting, brokerage or finder's fee, the Taxes or other expenses in connection with, or incur any severance pay obligations by reason of, this Agreement, the other Transaction Agreements or the transactions contemplated hereby or thereby.

         5.3 NO SOLICITATION. From the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with the terms hereof, Mixson and PPCT agree (a) that they shall not, and Mixson and PPCT shall direct and use their best efforts to cause their officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or equity securities of, Mixson or PPCT (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any

AGREEMENT - PAGE 38
person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that they will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and Mixson and PPCT will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 5.3; and (c) that they will notify Speed Release immediately of the identity of the potential acquiror and the terms of such person's or entity's proposal if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 5.3 shall prohibit the Board of Directors of Mixson and Managing Member of PPCT from
(i) furnishing information to or entering into discussions or negotiations with any person or entity that makes an unsolicited written proposal to acquire Mixson or PPCT pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of Mixson and Managing Member of PPCT determines in good faith that such action is required for the Board of Directors and Managing Member of PPCT to comply with their fiduciary duties to shareholders, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Mixson and PPCT provide written notice to Speed Release to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity (which Mixson and PPCT determined in good faith was required to be executed in order for the Board of Directors or Managing Member, respectively, to comply with their fiduciary duties to shareholders), Mixson and PPCT keep Speed Release informed of the status of any such discussions or negotiations and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Nothing in this Section
5.3 shall (x) permit Mixson and PPCT to terminate this Agreement (except as specifically provided in Article VII during the term of this Agreement (it being agreed that during the term of this Agreement, Mixson and PPCT shall not enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form)), or (z) affect any other obligation of any party under this Agreement.

         5.4 ACCESS AND INFORMATION; COOPERATION FOR SEC FILINGS BY SPEED RELEASE; SCHEDULES.

                  (a) From the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with the terms hereof, Mixson and PPCT, on the one hand, and Speed Release, on the other hand, will give the other and such other party's accountants, counsel, consultants, employees and agents, access at all reasonable times to, and furnish them with all documents, records, work papers and information with respect to, all of the assets, properties, books, contracts, commitments, reports and records of such party, as the other party shall from time to time reasonably request. In addition, each of Mixson and PPCT, on the one hand, and Speed Release, on the other hand, will permit the other party and such other party's accountants, counsel, consultants, employees and agents, reasonable access to personnel of such party and persons acting on such party's behalf as may be reasonably requested. Mixson and PPCT will keep Speed Release reasonably informed as to the affairs of Mixson and PPCT and their

AGREEMENT - PAGE 39
business, and Speed Release will keep Mixson and PPCT reasonably informed as to the affairs of Speed Release and its business.

                  (b) Mixson and PPCT will use reasonable good faith efforts to cause the accountants of Mixson and PPCT to cooperate with Speed Release, and deliver to Speed Release such written consents as it shall reasonably request, in connection with any required filings with the Commission under the Securities Act and the Exchange Act.

         5.5 PUBLIC ANNOUNCEMENTS. Except as required by applicable Law, none of Mixson, PPCT or Speed Release shall, nor shall any person acting on behalf of any of them, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of Speed Release and Mixson.

         5.6      VOTE OR CONSENT ON THE MERGER; OTHER ACTIONS.

                  (a) Mixson agrees to take all action necessary in accordance with applicable Law and Mixson's articles of incorporation and bylaws to convene or cause to be convened a meeting of the shareholders of Mixson to consider and vote upon, or to otherwise take action by shareholder consent to approve, this Agreement and the Merger and the other transactions contemplated hereby, as promptly as practicable. Mixson, through its Board of Directors, agrees to recommend to the shareholders of Mixson approval of this Agreement and the Merger and the other transactions contemplated hereby.

                  (b) Speed Release agrees to take all action necessary in accordance with applicable Law and Speed Release's certificate of incorporation and bylaws to convene or cause to be convened a meeting of the stockholders of Speed Release to consider and vote upon, or to otherwise take action by stockholder consent to approve, this Agreement, the Merger, the Purchase and the other transactions contemplated hereby, as promptly as practicable. Speed Release, through its Board of Directors, agrees to recommend to the stockholders of Speed Release approval of this Agreement, the Merger, the Purchase and the other transactions contemplated hereby.

         5.7      FURTHER ACTIONS.

                  (a) Each of the parties hereto agrees to use and to cause all persons acting on its behalf to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the Closing Date.

                  (b) Each of the parties hereto, as promptly as practicable, will file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by it pursuant to applicable Law in connection with this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby.

                  (c) Each of the parties hereto, as promptly as practicable, will use all reasonable efforts to obtain, or cause to be obtained, all consents (including, without limitation, all governmental approvals and any consent required under any Contract) necessary to be obtained by it in order to consummate the transactions contemplated by this Agreement.

AGREEMENT - PAGE 40

                  (d) Each of the parties hereto will, and will cause all persons acting on its or their behalf to, coordinate and cooperate with the other parties hereto in exchanging such information and supplying such assistance as may be reasonably requested by the other parties hereto in connection with the filings and other actions contemplated hereby.

                  (e) At all times prior to the Closing, Mixson and PPCT shall promptly notify Speed Release in writing of any fact, condition, event or occurrence (including any fact that would cause the representations and warranties of Mixson or PPCT set forth in this Agreement to be incorrect in any material respect), and the Owners shall promptly notify Speed Release in writing of any fact, condition, event or occurrence that would cause their respective representations and warranties contained in Section 4.3 above to be incorrect in any material respect, that will or may result in the failure of any of the conditions contained in Sections 6.1 and 6.2 to be satisfied, promptly upon becoming aware of the same. At all times prior to the Closing, Speed Release shall promptly notify Mixson and PPCT in writing of any fact, condition, event or occurrence (including any fact that would cause any of the representations and warranties of Speed Release set forth in this Agreement to be incorrect in any material respect) that will or may result in the failure of any of the conditions contained in Sections 6.1. and 6.3 to be satisfied, promptly upon becoming aware of the same. Additionally, in the event any party, whether during the course of its due diligence review or otherwise, discovers prior to the Closing that any representation and warranty made by any other party is incorrect in any material respect, the discovering party shall give such other party prompt written notice of the inaccuracy, which notice shall describe the inaccuracy in reasonable detail.

                  (f) Any and all obligations imposed upon an Owner by this Section 5.7 shall be solely with respect to their representations and warranties contained in Section 4.3 above and the provisions of Sections 1.2 and 1.4 above.

         5.8 FURTHER ASSURANCES. Following the Closing, each of the parties hereto shall, and shall cause all persons acting on its or their behalf to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by any of the other parties hereto, to confirm and assure the rights and obligations provided for in this Agreement and in the other Transaction Agreements and render effective the consummation of the transactions contemplated hereby and thereby. Any and all obligations imposed upon an Owner by this Section 5.8 shall be solely with respect to their representations and warranties contained in Section 4.3 above and the provisions of Sections 1.2 and 1.4 above.

         5.9 EMPLOYEE BENEFITS. From and after the Closing, subject to applicable law, the Surviving Corporation will honor in accordance with their terms, all Mixson and PPCT Plans; provided, however, that nothing herein shall preclude any change effected on a prospective basis in any Mixson and PPCT Plan that is permitted pursuant to the following sentence of this Section 5.9. For a period of not less than six months following the Closing, subject to applicable law, the Surviving Corporation will provide benefits to Mixson and PPCT employees who become employees of the Surviving Corporation which will, in the aggregate, be no less favorable than those provided by Mixson and PPCT to its employees immediately prior to the Closing. Promptly following the Closing, the board of directors of the Surviving Corporation will cause stock options for the purchase of 1,000,000 shares of the common stock of the

AGREEMENT - PAGE 41

Surviving Corporation to be granted to Joe Rotmil and stock options for the purchase of 500,000 shares of the common stock of the Surviving Corporation to be granted to Steve Bedowitz (and/or certain designees of Steve Bedowitz). In addition, the board of directors of the Surviving Corporation will adopt a stock option plan and 1,100,000 shares of the common stock of the Surviving Corporation shall be reserved for issuance upon the exercise of options issued under such plan for the benefit of officers, directors and employees of the Surviving Corporation. The option price for the stock options to be issued to Joe Rotmil and Steve Bedowitz (and/or certain designees of Steve Bedowitz) as provided in the preceding sentence shall be the price at which not less than 1,000,000 shares of Speed Release Common Stock are sold pursuant to the offering pursuant to the amended registration statement or, if no such offering shall be consummated, then the option price shall be the fair market value as determined by the board of directors of the Surviving Corporation, and such stock options shall be immediately exercisable in full.

         5.10     REGISTRATION STATEMENT MATTERS.

                  (a) The Surviving Corporation shall, as soon as practicable after Closing, file with the Securities and Exchange Commission an amendment to the registration statement evidencing the transaction contemplated in this Agreement and offering to the public a total of 3,000,000 shares of the common stock of the Surviving Corporation at a price of approximately $2.50 per share or such other amount as the parties may agree;

                  (b) The cost of the preparation of the amended registration statement and any further amendments thereto and the transactions contemplated therein shall be borne by the Surviving Corporation; however, prior to the Merger and the Purchase, Steve Bedowitz, by and through Speed Release, may incur costs associated with the amended registration statement and the transactions contemplated therein, and Speed Release, Mixson and PPCT agree that (i) Steve Bedowitz, by and through Speed Release shall not pay nor be responsible for paying any costs associated with audits of the financial affairs of Mixson and PPCT and (ii) Steve Bedowitz shall be reimbursed from the proceeds of the offering pursuant to the registration statement for any and all costs associated with the registration statement or any amendment thereto and the transactions contemplated therein, including any accounting or legal fees of Speed Release that are paid by Steve Bedowitz in order that Speed Release shall be in compliance with
Section 4.2.6; provided, however, that the Surviving Corporation shall have no obligation to reimburse Steve Bedowitz for such costs (i) except from proceeds from the offering pursuant to the amended registration statement provided the gross proceeds to the Surviving Corporation from the offering shall be not less than $2,500,000 and (ii) in an aggregate amount not to exceed $150,000.

         5.11 FINDER'S AGREEMENT. Following Closing, Steve Bedowitz agrees to use his best efforts to locate lenders to the Surviving Corporation for a loan in the amount of $100,000. The loan shall be upon terms substantially identical to those contained in the Amended and Restated Promissory Note made by Mixson in favor of Steve Bedowitz referred to hereinafter. If no lender shall have agreed to loan the Surviving Corporation $100,000 within 30 days following the consummation of the Closing, then Steve Bedowitz shall immediately lend an additional $100,000 less any amounts advanced by other persons arranged by Steve Bedowitz pursuant to this Section 5.11 to the Surviving Corporation pursuant to an additional draw by the Surviving Corporation of such additional $100,000 less any amounts advanced by other persons arranged

AGREEMENT - PAGE 42
by Steve Bedowitz pursuant to this Section 5.11 under the Amended and Restated Promissory Note made by Mixson in favor of Steve Bedowitz.

         5.12 COLLATERAL. The parties agree that the bank loan of Speed Release disclosed on SCHEDULE 4.2.6(a) AND (b) (the "Speed Release Bank Loan") shall be immediately paid in full by the Surviving Corporation from the proceeds of the offering pursuant to the amended registration statement provided that the gross proceeds to the Surviving Corporation shall be not less than $2,500,000 and that the certificate of deposit pledged by Steve Bedowitz to secure such bank loan shall thereupon be fully released. Steve Bedowitz agrees that until consummation of the offering pursuant to the amended registration statement provided the gross proceeds to the Surviving Corporation from the offering shall be not less than $2,500,000, or as may be agreed by the Surviving Corporation and Steve Bedowitz, the certificate of deposit pledged by him to secure such bank loan shall continue to be pledged by him to secure such bank loan. If the offering pursuant to the amended registration statement shall not close or does not raise gross proceeds to the Surviving Corporation of at least $2,500,000, the Surviving Corporation shall be unable to pay the Speed Release Bank Loan when due and the bank shall foreclose upon the certificate of deposit, Steve Bedowitz may at his sole option convert the amount of the certificate of deposit foreclosed upon by the bank (the "Subrogated Claim") into that number of shares of common stock of the Surviving Corporation as shall equal 9% of the common stock of the Surviving Corporation, assuming the Subrogated Claim is in the amount of $300,000. If the Subrogated Claim shall be less than $300,000, then a proportionate number of shares of common stock of the Surviving Corporation shall be issued upon conversion of the Subrogated Claim based upon the percentage obtained by dividing the amount of the Subrogated Claim by $300,000. (For example, if the Subrogated Claim is for $200,000, then the number of shares issued upon conversion shall be equal to 6% (2/3 x 9%) of the outstanding common stock of the Surviving Corporation.). The Surviving Corporation acknowledges that if the bank forecloses upon the certificate of deposit, the Surviving Corporation shall be obligated to pay Steve Bedowitz the Subrogated Claim. Steve Bedowitz agrees that he will not commence any legal proceeding or self help remedies whatsoever, including without limitation, any bankruptcy, reorganization or insolvency proceeding against the Surviving Corporation for the failure of the Surviving Corporation to pay the Subrogated Claim, Steve Bedowitz's sole recourse being to exercise his right to convert (but he shall not be required to convert) such indebtedness into common stock of the Surviving Corporation as hereinbefore provided.

         5.13 EASTERN NATIONAL BANK AND SOUTH TRUST BANK. Mixson, PPCT and the Owners agree to use their best efforts to immediately obtain the consent of Eastern National Bank and South Trust Bank to the terms and provisions of this Agreement and the transactions contemplated hereby. Speed Release agrees that such consents shall not be a condition to Closing and that the failure of Mixson, PPCT or the Owners to obtain such consents, either before or after Closing, shall not constitute a breach of a representation or warranty or a failure to perform an obligation required to be performed hereunder by Mixson, PPCT or the Owners; provided that if Mixson, PPCT or the Owners fail to obtain the consent of either Eastern National Bank ("Eastern") or South Trust Bank ("South Trust") to the terms and provisions of this Agreement and the transactions contemplated hereby, and prior to or within 30 days of Closing, (i) either Eastern or South Trust shall initiate any request or demand for payment (whether or not the date of payment is within 30 days of Closing), (ii) Eastern or South Trust shall accelerate the indebtedness of Mixson or PPCT or the Surviving Corporation as the successor obligor, (iii) Eastern or South Trust shall institute or Mixson or PPCT or the Surviving Corporation as the successor obligor shall institute, any case, proceeding or other action under any law relating to

AGREEMENT - PAGE 43
bankruptcy, insolvency or reorganization seeking to have an order for relief entered with respect to Mixson, PPCT or the Surviving Corporation, seeking to adjudicate any of them a bankrupt or insolvent, or seeking reorganization, arrangement or composition or other relief with respect to any of them or their debts, or seeking appointment of a receiver, trustee or custodian or some other official for any of them or any substantial part of their assets,
(iv) Mixson or PPCT or the Surviving Corporation as the successor obligor shall make a general assignment for the benefit of their creditors, (v) Mixson, PPCT or the Surviving Corporation is the debtor named in any other case, proceeding or action described in clause (iii) or takes any action in furtherance of or indicating its consent to or approval of any such other case, proceeding or action, or (vi) any guarantee securing the indebtedness to Eastern National Bank or South Trust Bank shall cease to be in full force and effect, then Steve Bedowitz shall not be required to loan up to an additional $100,000 to the Surviving Corporation as required by Section 5.11 above. The obligation of Mixson set forth in this Section 5.13 shall be assumed by and be imposed upon the Surviving Corporation upon the Closing of the transactions contemplated by this Agreement.


                                   ARTICLE VI.
                              CONDITIONS PRECEDENT

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of the parties to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following condition:

         6.1.1 NO INJUNCTION, ETC. Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any applicable Law, including any order, injunction, decree or judgment of any court or governmental authority. No court or governmental authority shall have determined any applicable Law to make illegal the consummation of the transactions contemplated hereby or by the other Transaction Agreements, and no proceedings with respect to the application of any such Law to such effect shall be pending or threatened.

         6.2 CONDITIONS TO OBLIGATION OF SPEED RELEASE. The obligation of Speed Release to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver in writing by Speed Release), on or prior to the Closing Date, of the following additional conditions, which Mixson and PPCT agree to use their good faith efforts to cause to be fulfilled:

         6.2.1 REPRESENTATIONS; PERFORMANCE. The representations and warranties of Mixson, PPCT and the Owners contained in this Agreement and the Exhibits and Schedules hereto (i) shall be true and correct in all material respects at and as of the date hereof, and (ii) shall be repeated and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date. Mixson, PPCT and the Owners shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by each of them prior to or on the Closing Date. Each of Mixson, PPCT and the Owners shall have delivered to Speed Release a certificate, dated the Closing Date and signed by their duly authorized officer, to the foregoing effect.

         6.2.2 CONSENTS. Each of Mixson and PPCT shall have obtained and shall have delivered to Speed Release copies of (i) all governmental approvals required to be obtained by Mixson or PPCT in connection with the execution and delivery of this Agreement and the other

AGREEMENT - PAGE 44

Transaction Agreements and the consummation of the transactions contemplated hereby and thereby, and (ii) all consents (including, without limitation, all consents required under any Contract) necessary to be obtained by Mixson or PPCT or the Owners in order to consummate the Merger and the Purchase pursuant to this Agreement. Notwithstanding the first sentence of this
Section 6.2.2, the parties hereto agree that receipt of a consent from each of Eastern National Bank and South Trust Bank as described in Section 5.13 above shall not be a condition to Closing.

         6.2.3 NO MATERIAL ADVERSE EFFECT. No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since the Balance Sheet Date that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in, a Mixson or PPCT Material Adverse Effect.

         6.2.4 INVESTMENT LETTERS. Each shareholder of Mixson and each member of PPCT shall have delivered to Speed Release an executed Investment Letter in the form attached hereto as EXHIBIT B.

         6.2.5 SIMULTANEOUS CLOSING. The closing of the Merger shall be conditioned upon the simultaneous closing of the Purchase, and the closing of the Purchase shall be conditioned upon the simultaneous closing of the Merger.

         6.2.6 DISCLOSURE DOCUMENTS. Mixson, PPCT and the Owners shall have delivered to Speed Release all documents required for inclusion in the amended registration statement.

         6.2.7 CONDITION TO PURCHASE. The closing of the Purchase shall be subject to satisfaction of all conditions to the Merger.

         6.3 CONDITIONS TO OBLIGATIONS OF MIXSON AND PPCT. The obligations of Mixson, PPCT and the Owners to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver in writing by Mixson or PPCT, as the case may be), on or prior to the Closing Date, of the following additional conditions, which Speed Release agrees to use its good faith efforts to cause to be fulfilled:

         6.3.1 REPRESENTATIONS; PERFORMANCE. The representations and warranties of Speed Release contained in this Agreement and the Exhibits and Schedules hereto (i) shall be true and correct in all material respects at and as of the date hereof, and (ii) shall be repeated and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made at and as of the Closing Date. Speed Release shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date. Speed Release shall have delivered to Mixson and PPCT a certificate, dated the Closing Date and signed by its duly authorized officer, to the foregoing effect.

         6.3.2 CONSENTS. Speed Release shall have obtained and shall have delivered to Mixson and PPCT copies of (i) all governmental approvals required to be obtained by Speed Release in connection with the execution and delivery of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby, and

AGREEMENT - PAGE 45

(ii) all consents necessary to be obtained by it in order to consummate the Merger and the Purchase under to this Agreement.

         6.3.3 NO MATERIAL ADVERSE EFFECT. No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since the Balance Sheet Date that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in, a Speed Release Material Adverse Effect.

         6.3.4 BEDOWITZ INDEBTEDNESS. Any and all sums owed by Speed Release to Steve Bedowitz (excluding any amounts that are to be paid by the Surviving Corporation as contemplated by Section 5.10(b) above) shall have been converted into Speed Release Common Stock; provided that if any shares of Speed Release Common Stock are issued to Steve Bedowitz in connection with the conversion of sums owed to Steve Bedowitz as a result of which at the Effective Time the number of the Mixson Merger Shares and PPCT Interests does not equal 90% of the outstanding Speed Release Common Stock at the Effective Time, then the number of shares of Speed Release Common Stock constituting the Mixson Merger Shares and PPCT Interests shall be increased by that amount necessary to cause the Mixson Merger Shares and PPCT Interests to equal 90% of the outstanding Speed Release Common Stock at the Effective Time.

         6.3.5 BEDOWITZ AGREEMENTS. Steve Bedowitz shall have terminated without obligation or liability to Speed Release any employment agreement or any option, warrant or other right, agreement, commitment, arrangement or understanding of any kind obligating Speed Release to issue or sell any shares of Speed Release Common Stock, or any other equity security of Speed Release, to Steve Bedowitz.

         6.3.6 AMENDMENT; SPLIT. Speed Release shall have filed an amendment to its Certificate of Incorporation increasing its authorized shares of the Speed Release Common Stock to 50,000,000 and effecting a 1-for-10 reverse split of the Speed Release Common Stock.


                                  ARTICLE VII.
                                  TERMINATION

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by the written agreement of Speed Release and Mixson;

                  (b) by either Mixson or Speed Release, by written notice to the other party hereto on or after 5:00 p.m., Central time, December 15, 2000, if the Closing shall not have occurred by such date (unless the failure of the Closing to occur shall be due to any breach of this Agreement by the party seeking to terminate), unless such date shall be extended by the mutual written consent of Mixson and Speed Release;

                  (c) by Mixson, if there has been a breach on the part of Speed Release in the representations, warranties or covenants of Speed Release set forth herein, or a failure on the part of Speed Release to perform its obligations hereunder; PROVIDED that Mixson shall have performed and complied with, in all material respects, all agreements and covenants required by

AGREEMENT - PAGE 46
this Agreement to have been performed and complied with by Mixson prior to such time, or any other events or circumstances shall have occurred such that, in any such case, any of the conditions to the Closing set forth in Sections 6.1 or 6.3 could not be satisfied on or prior to the termination date contemplated by Section 7.1(b) hereof;

                  (d) by Speed Release, if there has been a breach on the part of Mixson, PPCT or the Owners in the representations, warranties or covenants of Mixson, PPCT or the Owners set forth herein or any failure on the part of Mixson or PPCT or the Owners to perform their respective obligations hereunder; PROVIDED that Speed Release shall have performed and complied with, in all material respects, all agreements and covenants required by this Agreement to have been performed or complied with by Speed Release prior to such time, or any other events or circumstances shall have occurred such that, in any case, any of the conditions to the Closing set forth in Sections 6.1 or 6.2 could not be satisfied on or prior to the termination date contemplated by Section 7.1(b) hereof; or

         7.2      EFFECT OF TERMINATION.

                  (a)      (i)    In the event that Mixson, PPCT and the
Owners fail to consummate the Merger and the Purchase and the transactions contemplated hereby and all the conditions to Closing in Sections 6.1 and 6.3 have been satisfied, then Mixson shall pay to Speed Release as liquidated damages, and not as a penalty, that amount in cash equal to the costs incurred by Speed Release and its affiliates with regard to the transactions contemplated hereby and any costs incurred in connection with the amendment to the registration statement (including but not limited to fees and disbursements of counsel, fees and expenses of investment bankers, accountants and lenders, and printing costs) (collectively, the "Mixson and PPCT Termination Fee"). Speed Release agrees to accept and take such cash payment as its full damages and relief under this Agreement. PPCT agrees to be jointly and severally liable to Speed Release for the payment of the Mixson and PPCT Termination Fee. The parties agree that Speed Release's actual damages, in such an event, would be difficult to ascertain, and the parties therefore agree that such amount is, as to each of them, reasonable as liquidated damages.

                           (ii)   In the event that Speed Release fail to
consummate the Merger, the Purchase and the transactions contemplated hereby and all the conditions to Closing in Sections 6.1 and 6.2 have been satisfied, then Speed Release shall pay to Mixson (for the benefit of Mixson and PPCT) as liquidated damages, and not as a penalty, that amount in cash equal to the costs incurred by Mixson and PPCT and its affiliates with regard to the transactions contemplated hereby (including but not limited to fees and disbursements of counsel and fees and expenses of accountants and lenders) (collectively, the "Speed Release Termination Fee"). Mixson and PPCT agree to accept and take such cash payment as its full damages and relief under this Agreement. The parties agree that Mixson's and PPCT's actual damages, in such an event, would be difficult to ascertain, and the parties therefore agree that such amount is, as to each of them, reasonable as liquidated damages.

                  (b) In the event of the termination of this Agreement pursuant to the provisions of Section 7.1, this Agreement shall become void and have no effect and all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 7.2 and except for the provisions of Sections 8.2 and 8.5.



AGREEMENT - PAGE 47

                  (c) At any time prior to the Closing, Mixson, PPCT or Speed Release, by action taken by its Board of Directors or Managers, as applicable, or the Owners, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement, (b) waive any inaccuracies in the representations and warranties made to such party contained in this Agreement or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

         8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. The provisions of this Agreement shall survive the consummation of the Merger and the Purchase contemplated hereby. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties that are contained in this Agreement, and each representation and warranty shall survive such investigation and the consummation of the transactions contemplated hereby for a period of twenty-four (24) months, other than representations and warranties set forth in Sections 4.1.19, 4.1.21, 4.2.19 and 4.2.21 hereof, which shall survive indefinitely, and the representations and warranties set forth in Sections 4.1.7 and 4.2.7, which shall survive for six
(6) years after the Closing.

         8.2 EXPENSES. Except as otherwise provided herein, Mixson and PPCT, on the one hand, and Speed Release, on the other hand, shall bear their respective expenses, costs and fees (including attorneys' and auditors' fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated.

         8.3 SEVERABILITY. If any provision of this Agreement, including any phrase, sentence, clause, section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

         8.4 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram:

                           (i)   if to Mixson, PPCT or Joseph Rotmil, at:

                                 Mixson Corporation
                                 7635 West 28th Avenue
                                 Hialeah, Florida 33016
                                 Telecopy:  _____________
                                 Attention: Joseph A. Rotmil



AGREEMENT - PAGE 48
                           with copies to:

                                    Kantner & Associates
                                    661 Airport Blvd., Suite 2A
                                    Ann Arbor, Michigan  48108
                                    Telecopy: 734.663.8514
                                    Attention: Perry Kantner

                           (ii)     if to Gerald O'Connell, at:

                                    103 Clearview Lane
                                    New Canaan, Connecticut 06840-3448
                                    Telecopy:______________


                           with copies to:

                                    Kantner & Associates
                                    661 Airport Blvd., Suite 2A
                                    Ann Arbor, Michigan  48108
                                    Telecopy: 734.663.8514
                                    Attention: Perry Kantner

                           (iii)    if to Holster, LLC, at:

                                    Holster, LLC
                                    3500 Magellan Circle, #715
                                    Aventura, Florida 33180
                                    Telecopy:____________________
                                    Attention: Marc E. Bercoon

                           with copies to:

                                    Kantner & Associates
                                    661 Airport Blvd., Suite 2A
                                    Ann Arbor, Michigan 48108
                                    Telecopy:  734.663.8514
                                    Attention: Perry Kantner

                           (iv)     if to Speed Release, at:


                                    Speed Release Lock Company
                                    2603 Southwell, Suite 103
                                    Dallas, Texas 75229
                                    Telecopy:  ______________
                                    Attention: Steve Bedowitz


                           with copies to:


                                    Arter & Hadden LLP


AGREEMENT - PAGE 49

                                    1717 Main Street, Suite 4100
                                    Dallas, Texas 75201
                                    Telecopy: 214.741.7139
                                    Attn: Joel Held

or, in each case, at such other address as may be specified in writing to the other parties hereto.


         All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery, on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

         8.5      MISCELLANEOUS.

         8.5.1 HEADINGS. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

         8.5.2 ENTIRE AGREEMENT. This Agreement (including the Schedules hereto), the other Transaction Agreements (when executed and delivered) and the representations, warranties, agreements and covenants contained herein and therein constitute the entire agreement and supersede all prior agreements, understandings, representations, warranties, covenants and discussions, both written and oral, between the parties with respect to the subject matter hereof, including without limitation that certain letter of intent dated June 29, 2000, between the parties to this Agreement.

         8.5.3 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

         8.5.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

         8.5.5 ARBITRATION. Except to the extent provided elsewhere in this Agreement, any controversy of any nature whatsoever, including but not limited to tort claims, statutory claims or contract disputes, between the parties to this Agreement (including their directors, officers, executives, agents, successors, assigns, heirs, executors and beneficiaries) relating to the formation, execution, interpretation, breach or enforcement of this Agreement, or relating to any other matter arising from the transactions contemplated herein, shall be submitted to arbitration before the American Arbitration Association ("AAA"), in accordance with their rules then in effect and the substantive law of the State of Texas and the United States. The arbitration shall be held in Miami, Florida. The parties to this Agreement shall appoint one person as an arbitrator to hear and determine such disputes, and if they should be unable to agree, then Mixson, PPCT and the Owners, on the one hand, and Speed Release on the other hand, shall each appoint an arbitrator, and the two arbitrators so chosen shall choose a third arbitrator from a panel made up of experienced arbitrators selected pursuant to the procedures of the AAA and,


AGREEMENT - PAGE 50
once chosen, the third arbitrator's decision shall be final, binding and conclusive upon the parties to this Agreement. The arbitrator may not award punitive or exemplary damages for tort, contract or other common law claims, but will have the power to award such damages to the extent permitted by an applicable statute and to award pre-judgment interest and attorneys' fees to the prevailing party. The award of the arbitrator may be confirmed by any state or federal court of competent jurisdiction located in Dade County, Florida, and may be challenged only upon the grounds provided in Section 10 of the Federal Arbitration Act, Title 9, United States Code. This agreement to arbitrate shall survive the execution of this Agreement. THE RIGHT TO ARBITRATE IS INTEGRAL TO AND NOT SEVERABLE FROM THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS ARBITRATION AGREEMENT AND KNOWINGLY CONSENT TO ITS CONSEQUENCES, INCLUDING THE WAIVER OF THE RIGHT TO LITIGATE CERTAIN DISPUTES. The expenses of such arbitration will be borne by the losing party(s) or in such proportion as the arbitrator decides. A material or anticipatory breach of any section of this Agreement will not release any party from the obligations of this Section 8.5.5.

         8.5.6 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

         8.5.7 ASSIGNMENT. This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto.

         8.5.8 NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns

         38.5.9    AMENDMENT; WAIVER, ETC.   No amendment, modification or
discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach.

         8.5.10 CONFIDENTIALITY. Except as otherwise provided in this Agreement, each party to this Agreement will, and will cause its affiliates (and their respective accountants, counsel, consultants, employees and agents to whom they disclose such information) to, keep confidential and not disclose all information obtained by and in the possession of such party and its affiliates or to which such party and its affiliates are given access that in any way relates to the business or


AGREEMENT - PAGE 51
operations of the other parties hereto. The provisions of this Section 8.5.10 shall not apply to the disclosure by any party hereto or their respective affiliates of any information, documents or materials (i) which are, or become, publicly available, other than by reason of a breach of this Section
8.5.10 by the disclosing party or any affiliate of the disclosing party, (ii) received from a third party not bound by any confidentiality agreement with the other party hereto, (iii) required by applicable Law to be disclosed by such party, or (iv) necessary to establish such party's rights under either this Agreement or any other Transaction Agreement; PROVIDED that, in the case of clauses (iii) and (iv), the person intending to make disclosure of confidential information will promptly notify the party to whom it is obligated to keep such information confidential and, to the extent practicable, provide such party a reasonable opportunity to prevent public disclosure of such information. If the transactions contemplated by this Agreement are not consummated, such information will be immediately returned to the applicable party (to the extent such information consists of originals or copies of records, documents, reports or other written materials).

                            [SIGNATURE PAGE FOLLOWS]













AGREEMENT - PAGE 52

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                     SPEED RELEASE LOCK COMPANY


                                     By:  /s/ Steve Bedowitz
                                          ------------------------------
                                          Name:  Steve Bedowitz
                                          Title: President


                                     MIXSON CORPORATION


                                     By:  /s/ Joseph A. Rotmil
                                          ------------------------------
                                          Name:  Joseph A. Rotmil
                                          Title: President


                                     PPCT PRODUCTS, LLC


                                     By:  /s/ Joseph A. Rotmil
                                          ------------------------------
                                          Name:  Joseph A. Rotmil
                                          Title: Managing Member


                                     OWNERS


                                     Each Owner hereby executes this Agreement for the sole purpose of agreeing to the provisions of Sections 1.2, 1.4, 3.2, 4.3, 5.7, 5.8, 6.2.7, 7.1, 8.1 and 8.3 through
                                     8.5 (inclusive).


                                     /s/ Joseph Rotmil
                                     ------------------------------
                                     JOSEPH ROTMIL


                                     /s/ Gerald O'Connell
                                     ------------------------------
                                     GERALD O'CONNELL


                                     HOLSTER, LLC


                                     By: /s/ Mark E. Bercoon
                                     ------------------------------
                                     Name: Mark E. Bercoon
                                     Title:  Managing Member


AGREEMENT - PAGE S-1

                                     Steve Bedowitz hereby executes this
                                     Agreement for the sole purpose of agreeing to the provisions of Sections 5.8, 5.11, 5.12, 7.1, 8.1 and 8.3 through 8.5
                                     (inclusive).


                                     /s/ Steve Bedowitz
                                     ------------------------------
                                     STEVE BEDOWITZ

























AGREEMENT - PAGE 2